                                                                   Exhibit 10.1



                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                   -----------------------------------------


     This Agreement for Sale and Purchase of Assets ("Agreement") is made and entered into as of this 19th day of February, 1995 by and between WYCO PIPE

LINE COMPANY, a Delaware corporation having its principal office at One Mid America Plaza, Suite 300, Oakbrook Terrace, Illinois 60181-7423 (referred to herein as "Seller") and KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having its principal office at 2435 North Central Expressway, Suite 700, Richardson, Texas 75080 (referred to herein as "Buyer").




                              W I T N E S S E T H:



     WHEREAS, Seller is the owner of a petroleum liquids pipeline running from Casper, Wyoming to near Fountain, Colorado and from Douglas, Wyoming to Rapid City, South Dakota, as shown on the map attached hereto and made a part hereof as Schedule 1.1(a), together with the Related Property (as such term is defined in Section 1.1(c) hereof), certain associated valves, pump stations, tanks, metering facilities, and equipment located on the Related Property or used in connection with the pipeline, and certain other assets related to or used in connection with the pipeline;

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, the pipeline and certain other assets related to the pipeline, upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, conditions and agreements set forth herein, the parties hereby agree as follows:



                    ARTICLE I - PURCHASE AND SALE OF ASSETS
                    ---------------------------------------



     1.1  Assets To Be Transferred.  Subject to, and upon the terms and
          ------------------------
conditions of this Agreement, Seller shall sell, transfer, convey, assign, set over, and deliver to Buyer, and Buyer shall purchase, acquire and receive from Seller, at the Closing (as such term is defined in Section 11.1 hereof), the assets listed and described in subsections (a) through (g) below (collectively referred to herein as the "Assets"):

     (a)  Pipeline.  The pipeline as shown on Schedule 1.1(a) hereof (the
          --------
     "Pipeline").

     (b)  Pipeline Equipment.  Subject to Section 1.2 hereof and subject to
          ------------------
     rights or interests of third parties reflected in the Contracts (as such term is defined in Section 1.1(e) hereof), all facilities, equipment and other personal property listed in Schedule 1.1(b) attached hereto and made a part hereof (the "Pipeline Equipment"), except for items that are listed in Schedule 1.1(b) as "Excluded Items". The Pipeline Equipment together with the Pipeline is collectively referred to herein as the "Pipeline System".

     (c)  Related Property.  Subject to Sections 1.3 and 1.5 hereof, the real
          ----------------
     property and buildings and improvements located thereon, and the leaseholds, easements, rights-of-way, permits, licenses, grants and other real property rights, related to or used in the operation of the Pipeline System in the six (6) months preceding the date hereof, all as more fully described in Schedule 1.1(c) attached hereto and made a part hereof (the "Related Property").

     (d)  Licenses and Permits.  Subject to Sections 1.2 and 1.6 hereof, all of
          --------------------
     Seller's rights under all governmental permits, licenses and approvals (other than such which are Related Property, which are covered in Section 1.1(c)) listed in Schedule 1.1(d) attached hereto and made a part hereof (the "Permits"), except for items that are listed in Schedule 1.1(d) as "Excluded Items".

     (e)  Contracts.  Subject to Sections 1.2 and 1.6 hereof, and to the
          ---------
     contract assignment and assumption agreement to be executed by the parties pursuant to Section 1.4(d) and Article XI hereof, all of Seller's rights in all of the executory contracts, agreements, leases and commitments listed in Schedule 1.1(e) attached hereto and made a part hereof (the "Contracts"), except for items that are listed in Schedule 1.1(e) as "Excluded Items".

     (f)  Records.  Except as otherwise provided in Section 1.2 hereof, all
          -------
     records, documents, contracts, correspondence, legal documents, lease, land and title records, health, safety and environmental records, drawings, specifications, designs, plans, technical data, and maintenance and repair records relating to the assets described in the foregoing subsections 1.1(a) through (e) and necessary to or useable in the operation of the Pipeline System after the Closing (the "Records"), except for items that are identified on Schedule 1.1(f) as "Excluded Items"; it being understood that Seller has the right to retain copies of any such Records.

     (g)  Trade Name.  All of the right and interest in the name "Wyco" that
          ----------
     Seller possesses and has the right to transfer (the "Trade Name").

     1.2  Excluded Assets.  The following rights, properties and assets (the
          ---------------
"Excluded Assets") are not included in the Assets and their exclusion from sale hereunder shall not affect the Purchase Price (as defined in Section 2.1 hereof) and shall not prevent or delay the Closing:

     (a)  Unassignable Assets.  Subject to the provisions of Section 1.6 hereof,
          -------------------
     those leases, contracts, licenses, permits, approvals, consents, agreements and commitments included as an Asset but which by their express or implied terms or by operation of law are not freely assignable by Seller to Buyer, and any other assets, properties, rights or information that Seller and Buyer may prior to the Closing agree in writing to exclude from the sale, provided, however, that no Related Property shall be an Excluded Asset.

     (b)  Records. All (i) records prepared specifically for use in connection
          -------
          with the sale of the Assets, including bids received from third parties and information related to such bids, (ii) records identified on Schedule 1.1(f) attached hereto as Excluded Items, and (iii) records which relate solely to any liabilities which Buyer does not assume pursuant to Article III of this Agreement.

     (c)  Third Party Product.  Except as provided in Section 8.1(c) hereof, all
          -------------------
     line fill, tank and other inventories of petroleum liquids related to the Pipeline System.

     (d)  Mandan Line.  The 8" pipeline extending from Lignite, North Dakota to
          -----------
     Black Slough, North Dakota and the 6" pipeline extending from Battleview, North Dakota to Ramberg Junction, North Dakota, together with associated licenses, permits, valves, fittings, meters, pumps, engines, electrical equipment, other equipment, pump stations, tanks, metering facilities, easements, rights-of-way, leases, other real property interests, contracts, accounts receivables and records (the "Mandan Line").

     (e)  Accounts Receivable.  All accounts receivable and notes receivable
          -------------------
     related to the Pipeline System, the Related Property, the Permits or the Contracts ("Accounts Receivable") insofar as the event, matter or performance giving rise to the receivable occurred prior to the Closing.

     (f)  Cash.  All of Seller's cash on hand or on deposit.
          ----

     (g)  Other.  The items identified on Schedules 1.1(b), 1.1(d) and 1.1(e) as
          -----
     Excluded Items.

     1.3  Unassignable and Missing Related Property.  To the extent that Buyer
          -----------------------------------------
identifies in writing (i) any Related Property which by its express or implied terms or by operation of law is not capable of being validly assigned or transferred by Seller to Buyer without the consent or waiver of the owner or issuer thereof or the other party thereto, or any third person (including a government or governmental unit), or (ii) any portion of the Pipeline System for which Seller does not own valid rights-of-way, easements, permits, licenses, grants, leaseholds or other real property rights necessary for the operation thereof as conducted during the six (6) months preceding the date hereof, Seller at its sole cost shall (1) with respect to those matters identified by Buyer pursuant to clause (i) above, use its best efforts to obtain prior to the Closing such consents and waivers in principle subject to verification of the Closing having occurred, by means of letters substantially in the form of
Schedule 1.3 attached hereto and made a part hereof (with no material changes thereto), and (2) with respect to those matters identified by Buyer pursuant to clause (ii) above, use its best efforts to obtain such rights-of-way, easements, permits, licenses, grants, leaseholds or other real property rights, prior to the Closing. Seller shall not be obligated to pay any presently existing periodic costs or fees associated with such Related Property which accrue for periods after the Closing in order to obtain such consents and waivers in principle; Seller shall, however, pay all other administrative and processing costs required, whether before or after the Closing, in order for Buyer to obtain after the Closing the formal consents and waivers described in the consents and waivers in principle.

     1.4  Instruments of Conveyance, Transfer and Assignment.  In order to
          --------------------------------------------------
accomplish the sale, assignment, transfer and conveyance contemplated herein, Seller shall execute and deliver at the Closing deeds, bills of sale and other documents or instruments of assignment, transfer and conveyance (the "Transfer Documents") appropriate to transfer to Buyer the Assets, subject to Section 1.2, as follows:



     (a) Fee owned Related Property, by special warranty deed, in the form of Exhibit A attached hereto and made a part hereof;

     (b) Leasehold, easement, right-of-way and other interests in Related Property (that are not customarily transferred by deed) by an assignment and conveyance in the form of Exhibit B attached hereto and made a part hereof;

     (c) Pipeline, Pipeline Equipment, Records and Trade Name, by a bill of sale in the form of Exhibit C attached hereto and made a part hereof;

     (d) Contracts, by a contract assignment and assumption agreement in the form of Exhibit D attached hereto and made a part hereof; and

     (e) Permits, by an assignment in the form of Exhibit E attached hereto and made a part hereof and such documents of transfer or assignment as the appropriate authorities or parties may require.

     1.5  Title to Related Property.
          -------------------------


     (a) Subject to the provisions of this Section 1.5, Seller shall convey to Buyer, and Buyer shall accept from Seller, the Related Property subject to, and only subject to: (i) all easements, covenants, conditions, restrictions, exceptions, reservations and encumbrances (other than liens, except for liens for real estate taxes not yet due and payable) of record;
     (ii) all building, zoning, and other applicable ordinances and regulations of any municipal, county, state or federal authority having jurisdiction over the Related Property; (iii) ad valorem real and personal property taxes and general and special assessments for the then current period as are not due and payable prior to the Closing; (iv) all encroachments, overlaps, and other matters which would be disclosed by an accurate current survey; (v) title defects consisting of survey exceptions and other recorded easements, licenses, rights-of-way or other restrictions as to the use of the Related Property; (vi) rights or interests of third parties in or to the Related Property which are reflected in the Contracts (not including items listed in Schedule 1.1(e) as Excluded Items); and (vii) such facts as would be revealed by an inspection of the Related Property (the items described in clauses (i) through (vii) above collectively referred to herein as "Title Exceptions").


     (b) Buyer shall be entitled to obtain prior to the Closing, at Buyer's option and sole cost, metes and bounds surveys made by a registered surveyor setting forth the location of all buildings and permanent structures and the location of all recorded and ascertainable easements and rights-of-way. Seller agrees to cooperate with Buyer's efforts to obtain the surveys, including furnishing Buyer promptly upon request copies of all surveys which Seller may have in its possession.


     (c) Buyer shall be entitled to obtain prior to the date of the Closing, at its option, a title insurance commitment agreeing to issue to Buyer, upon recording of the deed and assignment to Buyer, owner's policies of title insurance in an amount to be determined by Buyer, insuring the title of Buyer to the Related Property subject only to the ALTA standard printed exceptions in a policy issued by a title insurance company reasonably acceptable to Buyer and to Title Exceptions which do not prevent the current use of the Related Property. To the extent that such title insurance commitment covers fee owned Related Property, the costs of same shall be shared equally by Buyer and Seller; all other costs of any such title insurance, including endorsements and title insurance policies, shall be borne by Buyer. After the date hereof and until the Closing, Seller shall not permit to be filed of record any instrument affecting title to the Related Property without the consent of Buyer, such consent not to be unreasonably withheld.

     (d) After the Closing, Buyer shall be responsible for recording, at its sole cost, the conveyance of the Related Property hereunder.

     (e) Nothing in this Section 1.5 shall limit the representations of Seller set forth in Article VII below.

     1.6  Restrictions on Transfer of Permits, Licenses, Leases and Contracts.
          -------------------------------------------------------------------

     (a) To the extent that any lease, contract, license, permit, approval, consent, or other agreement or commitment (but not including such which are Related Property) included as an Asset to be transferred to Buyer is by its express or implied terms or by operation of law not capable of being validly assigned or transferred without the consent or waiver of the issuer thereof or the other party thereto, or any third person (including a government or governmental unit), or if such assignment, transfer or attempted assignment or transfer would constitute a termination or breach thereof or a violation of any law, decree, order, regulation or other governmental edict or is otherwise not practicable, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer thereof. Any such lease, contract, license, permit, approval, consent, agreement or commitment (but not including such which are Related Property) identified by Buyer in writing prior to the Closing is referred to herein as a "Restricted Asset".

     (b) Seller shall be under no obligation to transfer, or attempt to obtain necessary consents and waivers, with respect to any Restricted Asset which is a Permit that is not capable of being assigned. Seller is not obligated to transfer to Buyer any other

     Restricted Asset (an "Other Restricted Asset") without Seller and Buyer first having obtained all necessary consents and waivers. Seller shall use reasonable efforts for a twelve (12) month period, commencing on the date hereof, and Buyer shall cooperate with Seller, to obtain the consents and waivers necessary for Seller to convey to Buyer any such Other Restricted Asset as soon as practicable; provided, however, that neither party shall be obligated to pay any consideration therefor to the party from whom the consent or waiver is requested.

     (c) To the extent that the consents and waivers for Other Restricted Assets referred to in Section 1.6(b) hereof are not obtained by Seller, or until the impracticalities of transfer referred to therein are resolved, Seller shall, during the twelve (12) month period commencing on the date hereof or such longer period as Seller may desire (but, as to any particular Other Restricted Asset, not longer than the term thereof, including renewal options), use its reasonable efforts to (i) provide to Buyer at Buyer's request the benefits of any Other Restricted Asset, but only to the extent necessary to permit Buyer's ownership or use of the Assets to the same or similar extent as owned or used by Seller in the six
     (6) months immediately prior to the Closing, and (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer. After Seller has fulfilled Seller's obligations set forth in
     Section 1.6(b) hereof, Seller shall have no further obligations hereunder with respect to assignment of such Other Restricted Asset, and the failure to obtain any necessary consent or waiver with respect thereto shall not be a breach of this Agreement. In no event shall Seller's obligations under this

     Section 1.6 include any obligation to commence or prosecute litigation against any third party. Buyer agrees to reimburse promptly Seller for its reasonable costs incurred in connection with this Section 1.6(c).

     (d) To the extent that Buyer is provided the benefits pursuant to Section 1.6(c) hereof of any Other Restricted Asset, Buyer shall perform, for the benefit of the issuer thereof or the other party or parties thereto, the obligations of Seller thereunder or in connection therewith, but only to the extent that (i) such action by Buyer would not result in any default thereunder or in connection therewith, and (ii) such obligation would have been assumed by Buyer pursuant to Article III hereof or pursuant to the contract assignment and assumption agreement to be executed by the parties pursuant to Section 1.4(d) and Article XI hereof, but for the nonassignability or nontransferability thereof. If Buyer shall fail to perform to the extent required herein, Seller shall cease to be obligated under this Section 1.6 in respect of the instrument which is the subject of such failure to perform unless and until such situation is remedied, and Buyer shall indemnify, defend and hold Seller harmless from the consequences of Buyer's failure to perform in accordance with the provisions of Section 12.2 of this Agreement.

     1.7  Destruction of the Assets.
          -------------------------

     (a) In the event any of the Assets material to the operation of the Pipeline System are damaged or destroyed by fire or other casualty, or are condemned or threatened to be condemned, after the date hereof and prior to the Closing, Seller shall promptly notify Buyer in writing of such, including reasonable detail regarding the facts related thereto known to Seller.

     (b) If in Seller's good faith judgment repair or replacement of such Assets can be made at a cost not to exceed $1,355,000, then Seller, at Seller's sole cost, shall promptly commence and diligently pursue the repair or replacement of such Assets to Buyer's reasonable satisfaction and return of the Pipeline System to its normal operating condition as operated in the six (6) months preceding the date hereof. If in Seller's good faith judgment the cost of such replacement or repair of such Assets may exceed $1,355,000, then Seller shall elect to: (i) terminate this Agreement, or
     (ii) subject to any rights of Buyer in Section 1.7(c), become obligated to Buyer, at Seller's sole cost, promptly to commence and diligently pursue the repair or replacement of such Assets to Buyer's reasonable satisfaction and return of the Pipeline System to its normal operating condition as operated in the six (6) months preceding the date hereof. Seller shall notify Buyer of Seller's repair and replacement cost estimate and, if applicable, its election under the preceding sentence within ten (10) days of such loss, destruction, condemnation or threat of condemnation, which notice shall include reasonable detail supporting such cost estimate.

     (c) In the event any of the Assets material to the operation of the Pipeline System are damaged or destroyed by fire or other casualty, or are condemned or threatened to be condemned, after the date hereof and prior to the Closing and in Buyer's good faith judgment the repair or replacement of such Assets and return of the Pipeline System to its normal operating condition as operated in the six (6) months preceding the date hereof may (i) exceed $4,065,000 in cost, or (ii) take longer than ninety (90) days, then Buyer may elect to terminate this Agreement by sending written notice of such election to Seller within ten (10) days of Seller's notice under Section 1.7(b).

     (d) If such loss, destruction, condemnation or threat of condemnation occurs within the ten (10) day period prior to the Closing, the Closing shall be delayed to the date ten (10) days after the giving of Seller's notice under Section 1.7(b), to enable the applicable elections to be made, or if such tenth (10th) day is a Saturday, Sunday or legal holiday in which banks in Chicago, Illinois are not open for business, the Closing shall be delayed to the first business day after such tenth (10th) day. If (i) any damage, destruction, condemnation or threat of condemnation of any of the Assets occurs after the date hereof and prior to the Closing, (ii) Seller is obligated or elects to repair or replace such Assets pursuant to this
     Section 1.7, (iii) Buyer does not exercise any right of termination of this Agreement pursuant to this Section 1.7, and (iv) the repair or replacement has not been completed prior to the scheduled time and date for the Closing, then Buyer may, at its option, elect to either (1) delay the Closing until the fifth (5th) business day after all the repairs and replacements have been completed to Buyer's reasonable satisfaction and the Pipeline System has been returned to its normal operating condition as operated in the six (6) months preceding the date hereof, or (2) close the transactions contemplated by this Agreement on the scheduled date for the Closing and require Seller to complete the repairs and replacements contemplated by this Section 1.7 after the Closing.



                          ARTICLE II - PURCHASE PRICE
                          ---------------------------


     2.1  Purchase Price.  In consideration of the transfer of the Assets at the
          --------------
Closing and the other undertakings of Seller hereunder, Buyer shall pay to Seller at the Closing twenty seven million, one hundred thousand dollars ($27,100,000.00) (the "Purchase Price").

     2.2  Payment.  At the Closing, Buyer shall deposit the Purchase Price in
          -------
immediately available funds by bank wire transfer in an account or accounts (but not more than two (2) accounts) at a national bank or banks located in the United States designated by Seller. Seller shall give notice to Buyer of the account or accounts and any other wire transfer instructions at least three (3) days before the day of the Closing.

     2.3  Prorations.
          ----------

     (a) The following items relating to the Assets shall be prorated at the Closing between Buyer and Seller and final payment made to the party to whom it is due based on the respective period in which the parties own the Assets during the calendar year which includes the Closing (the "Prorations"):

     (i) all real estate, personal property and other ad valorem taxes and assessments (excluding penalties and interest) assessed or levied against the Related Property;

     (ii) charges, if any, for utilities servicing the Pipeline System and the Related Property;

     (iii) payments, if any, under service and similar Contracts that are assumed by Buyer;

     (iv) prepaid rent, prepaid property taxes, prepaid supplies, advances and other prepaid costs and deposits related to the Pipeline System, the Related Property, the Permits or the Contracts; and

     (v) all other charges and fees related to the Assets customarily prorated and adjusted in similar transactions.

For purposes of making such prorations, Seller shall be deemed to have conveyed the Assets as of 11:59 p.m. the day before the Closing. In the event that accurate prorations and other adjustments cannot be made because current bills are not obtainable at the Closing, the parties shall prorate on the best available information, subject to the Post-Closing Adjustment set forth in
Section 2.4 below.

     (b) At the Closing, Seller shall pay Buyer four hundred eighty thousand, six hundred eighty five dollars and twenty cents ($480,685.20) as a good faith estimate by the parties of the amount to be reimbursed to Buyer for the Prorations, subject to the Post-Closing Adjustment set forth in Section
     2.4 below. At the Closing, Seller shall deposit the aforementioned amount in immediately available funds by bank wire transfer in an account at a national bank located in the United States designated by Buyer. Buyer shall give notice to Seller of the account and any other wire transfer instructions at least three (3) days before the day of the Closing.

     2.4  Post-Closing Adjustment.
          -----------------------

     (a) Buyer will provide to Seller copies of any invoices paid by Buyer after the Closing that relate to Prorations. Within one hundred and twenty
     (120) days after the Closing, Seller shall provide Buyer with a statement of prorations based on final invoices or other final amounts setting forth the prorations required by Section 2.3, certified by an officer of Seller ("Statement of Prorations"). Seller shall also provide any supporting documentation reasonably requested by Buyer. If the Statement of Prorations indicates that Buyer paid an excess amount at the Closing with respect to the Prorations required by Section 2.3, the Statement of Prorations shall be accompanied by a check in payment of the excess to Buyer, plus interest from the later of (i) the date of the Closing or (ii) the date of payment of the expense that is subject to proration, through the date of payment of such excess to Buyer, calculated at an interest rate equal to the most recently quoted (at the time of payment of such excess to Buyer) one month LIBOR rate, compounded annually until paid.

     (b) Within thirty (30) days of receipt of the Statement of Prorations and any supporting documentation reasonably requested by Buyer, final payment shall be made to the party to whom it is due for the difference between (i) the good faith estimate of the Prorations paid at the Closing pursuant to
     Section 2.1 herein, and (ii) the corresponding amounts reflected in the Statement of Prorations, plus interest from the later of (i) the date of the Closing or (ii) the date of payment of the expense that is subject to proration, through the date of payment of such difference, calculated at an interest rate equal to the most recently quoted (at the time of payment of such difference) one month LIBOR rate, compounded annually until paid.

     (c) Buyer shall have the right to conduct an audit of the relevant books and records of Seller for the purpose of determining the accuracy of the Statement of Prorations, provided that any audit must be completed and written notice of contest of the Statement of Prorations must be given within three (3) months after receipt of the Statement of Prorations by Buyer or the Statement of Prorations as delivered by Seller shall be deemed to be conclusive and binding on the parties. If as the result of any such audit Buyer contests any portion of the Statement of Prorations within such three (3) month period, Buyer and Seller shall cooperate in good faith to reach agreement on a final Statement of Prorations. If Buyer and Seller cannot agree within thirty (30) days of the date of the written notice of contest, the parties will submit the issue to binding arbitration by a single arbitrator under the then-existing commercial arbitration rules of the American Arbitration Association.

     2.5  Like-Kind Exchange.
          ------------------

     (a) It is Seller's intention to exchange the Assets that are the subject of this Agreement for other property of like-kind in a non-simultaneous exchange ("Non-Simultaneous Exchange") under such terms and conditions as qualify for nonrecognition of gain pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. At Seller's election, made to Buyer prior to the transfer of the Assets to Buyer at the Closing and pursuant to an assignment in the form of Exhibit F attached hereto and made a part hereof (the "Assignment"), Buyer's obligation to pay to Seller at the Closing the Purchase Price shall be fulfilled by Buyer's deposit of such amount at the Closing in immediately available funds by bank wire transfer in a trust established with Chicago Title and Trust Company as trustee, pursuant to an exchange trust agreement between Seller and Chicago Deferred Exchange Corporation.

     (b) Buyer agrees to execute a copy of the Assignment and return such copy to Seller solely for the purpose of acknowledging receipt of the notice from Seller that Seller intends to effectuate the Non-Simultaneous Exchange.

     2.6  Payments Between Parties.  In the event either party ("Recipient")
          ------------------------
receives payments or refunds to which the other party ("Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall within fifteen (15) days from the date of such receipt pay such amount to the Beneficiary. All payments to be made under this Section 2.6 or under other provisions of this Agreement (including Exhibits to be executed and delivered pursuant to the Agreement) requiring a payment to be made at a time other than the Closing, shall be made by check or wire transfer in immediately available funds.

                    ARTICLE III - ALLOCATION OF LIABILITIES
                    ---------------------------------------

     3.1  Known Pre-Closing Liabilities.  Seller has knowledge of certain
          -----------------------------
liabilities and obligations relating to or arising from the ownership, operation, maintenance or use of the Assets by Seller prior to the Closing. Such known liabilities and obligations shall be allocated as follows:

     (a) Seller shall retain, without limit as to time or amount, all liability and obligation relating to or arising from Kramer et al. v. Wyco Pipe Line
                                                -------------------------------
     Company, Civil Action No. 91CV2019, District Court, County of Adams, State
     -------
     of Colorado (the "Kramer Case").

     (b) Seller shall retain, without limit as to time or amount, all liability and obligation relating to or arising from the "Off-Site Dupont Plume", as such term is defined in Schedule 3.1(b) attached hereto and made a part hereof, and all liability and obligation relating to or arising from the "Rocky Mountain Arsenal Leak Site", as such term is defined in Schedule 3.1(b) attached hereto and made a part hereof, provided, however, that Seller shall not be liable or obligated for any incremental liability or obligation relating to the Off-Site Dupont Plume or the Rocky Mountain Arsenal Leak Site to the extent attributable to (i) any failure by Buyer to implement the Agreed Remediation Plan (as such term is defined in Section 3.1(c) hereof) in accordance with the time schedules set forth in such plan, or negligence in the performance of the Agreed Remediation Plan, or (ii) any release, spill, leak, discharge or other emission affecting the soil or groundwater attributable to Buyer's operations after the Closing. Such incremental liability or obligation shall be Buyer's sole liability.

     (c) The matters set forth on Schedule 3.1(c)1 attached hereto and made a part hereof (the matters so set forth referred to herein as the "Known Pre-Closing Contamination") are instances of contamination on the surface or in the subsurface or groundwater of the Related Property, in existence on or prior to the Closing and attributable to the ownership, operation, maintenance or use of the Assets by Seller prior to the Closing, of which Seller has sufficient knowledge to develop a plan of remediation. Seller has shared such knowledge with Buyer, and Seller and Buyer have agreed to a plan of remediation to be followed for the Known Pre-Closing Contamination, which is set forth in Schedule 3.1(c)2 attached hereto and made a part hereof (the "Agreed Remediation Plan"), and to the estimated costs associated with such Agreed Remediation Plan, which are set forth in
     Schedule 3.1(c)3 attached hereto and made a part hereof.  At the Closing,

     Seller and Buyer shall each execute and deliver to the other a remediation agreement covering remediation of the Known Pre-Closing Contamination, substantially in the form attached hereto and made a part hereof as Exhibit G (the "Remediation Agreement").

     (d) The matters set forth on Schedule 3.1(d)1 attached hereto and made a part hereof are instances of contamination on the surface or in the subsurface or groundwater of the Related Property, in existence on or prior to the Closing and attributable to the ownership, operation, maintenance or use of the Assets by Seller prior to the Closing, of which Seller has some knowledge, but insufficient knowledge to fully develop a plan of remediation (the "Schedule 3.1(d) Contamination"). Seller has shared such knowledge with Buyer, and Seller and Buyer have preliminarily devised a provisional plan of remediation for the Schedule 3.1(d) Contamination, which is set forth in Schedule 3.1(d)2 attached hereto and made a part hereof, and have preliminarily estimated the costs associated with such provisional remediation plan as set forth in Schedule 3.1(d)3 attached hereto and made a part hereof. The present value of such estimated costs (using a discount rate of 10%) is seven hundred sixty six thousand and two hundred dollars ($766,200). At such time as, in the case of the Cheyenne Terminal contamination reflected on Schedule 3.1(d)1, the relevant State of Wyoming Environmental Agency approves a plan of remediation, but in no event later than eighteen (18) months after the date of the Closing, and in the case of the Rapid City contamination reflected on Schedule 3.1(d)1, the relevant State of South Dakota Environmental Agency approves a plan of remediation, but in no event later than eighteen (18) months after the date of the

     Closing, Seller and Buyer shall agree as to the plan of remediation to be followed for the Schedule 3.1(d) Contamination and as to the estimated costs associated with such plan of remediation (including amounts spent since the Closing). If Seller and Buyer are unable to so agree within eighteen (18) months of the date of the Closing, the parties will submit the unresolved issues to binding arbitration by a single arbitrator under the then-existing commercial arbitration rules of the American Arbitration Association. The plan of remediation with respect to the Schedule 3.1(d) Contamination and the estimated costs associated with such plan (including amounts spent since the Closing), as agreed or determined by arbitration, shall be reduced to writing and signed by representatives of Seller and Buyer (the "3.1(d) Remediation Plan"), and such writing when so signed shall be deemed a part of this Agreement. At the Closing, Seller and Buyer shall each execute and deliver to the other a remediation agreement covering remediation of the Schedule 3.1(d) Contamination, substantially in the form attached hereto and made a part hereof as Exhibit G (the "Remediation Agreement").

     3.2  Unknown Pre-Closing and Other Liabilities.  For purposes of this
          -----------------------------------------
Agreement, the term "Unknown Liability" shall refer collectively to the items described in clauses (i), (ii) and (iii) below, specifically, (i) liability or obligation relating to or arising from or as a result of a violation of or a remedial or regulatory obligation imposed under Environmental Law (as such term is defined in the Remediation Agreement) relating to or arising from or as a result of an act, event or contamination that occurred or existed at or prior to the Closing and was attributable or related to the ownership or use of the Assets prior to the Closing ("Unknown

Environmental Liability"); (ii) liability or obligation relating to or arising from the breach of any representation, warranty, covenant or other obligation of Seller contained in this Agreement, including but not limited to the Remediation Agreement; and (iii) all other liabilities or obligations of Seller relating to or arising from the Assets, including, but not limited to, liability or obligation for third party claims for personal injury or property damage, which personal injury or property damage was caused by the ownership or use of the Assets by Seller prior to the Closing, but excluding liabilities and obligations assumed under the Contracts assigned to Buyer pursuant to the contract assignment and assumption agreement to be executed by the parties pursuant to
Section 1.4(d) and Article XI hereof, and excluding obligations to be performed by Buyer pursuant to Section 1.6(d) hereof (the liabilities and obligations included in this clause (iii) being referred to herein as "Other Liability"); provided that Unknown Liability, Unknown Environmental Liability and Other Liability shall not include any of the liabilities or obligations retained by Seller pursuant to Sections 3.1(a) or (b) hereof or any of the costs for remediation or fines or penalties assumed by or allocated to Buyer under the Remediation Agreement that are not designated as an Unknown Environmental Liability under the Remediation Agreement. This Section 3.2 sets forth the extent to which and the conditions under which Seller shall retain liability for Unknown Liability.

     (a) With respect to Unknown Environmental Liability, if within four and one-half (4 1/2) years after the Closing, (i) an Environmental Order (as such term is defined in the Remediation Agreement) is issued, the effect of which, if not contested, would be to impose a legal obligation to perform remediation or to impose other legal liability or obligation pursuant to Environmental Law with respect to any Unknown Environmental Liability (or with respect to Known Pre-Closing Contamination as set forth in Section 1 of the Remediation Agreement or with respect to
     Schedule 3.1(d) Contamination as set forth in Section 2 of the Remediation Agreement) (collectively, an "Order"), or (ii) a third party delivers a written statement of claim, the clear purport of which is to assert liability or damages against Seller or Buyer relating to any Unknown Environmental Liability (a "Claim"), Seller shall retain liability under Environmental Law in effect as of the date of the Closing, directly relating to or arising from any such Order or to the third party making such Claim (except in the case of an Order under the Remediation Agreement, Seller shall retain liability only for the incremental cost necessary to comply fully with such Order), subject to the following and also to subsections (e), (f) and (g) of Section 3.2 hereof and to Section 3.3 hereof:

          (i) Promptly upon becoming aware of any facts which have not yet but may give rise to such an Order or Claim, Buyer shall provide Seller with written notice thereof and the opportunity to participate in discussions with the relevant Environmental Agencies (as such term is defined in the Remediation Agreement) or third parties relating to such facts, and in Seller's sole discretion and at its sole cost to appeal any preliminary determination or finding of such Environmental Agencies, provided that, subject to clause (ii) below, any delay or failure to provide such notice promptly will not limit Seller's liability hereunder except to the extent Seller is damaged or prejudiced by such delay or failure; and

          (ii) For Seller to have any liability or obligation for any such Unknown Environmental Liability, Buyer must give written notice of any such Order or Claim, including copies thereof, in no event later than four and one-half (4 1/2) years after the Closing (unless Seller otherwise has received written notice of such Order or Claim, including a copy thereof, prior to the end of such four and one-half (4 1/2) year period, in which event Seller shall retain liability and obligation directly relating to or arising from such Order or to the third party making such Claim as set forth above, subject to subsections (e), (f) and (g) of Section 3.2 and to
     Section 3.3 hereof, and shall promptly give notice of such Order or Claim to Buyer). If such written notice is given after the expiration of such four and one-half (4 1/2) year period, Seller shall have no liability or obligation for such Unknown Environmental Liability, regardless of whether Buyer could reasonably have known of such Unknown Environmental Liability within such four and one-half (4 1/2) year period (unless Seller otherwise has received written notice of such Order or Claim, including a copy thereof, prior to the end of such four and one-half (4 1/2) year period, in which event Seller shall retain liability and obligation directly relating to or arising from such Order or to the third party making such Claim as set forth above, subject to subsections (e), (f) and (g) of Section 3.2 and to Section 3.3 hereof, and shall promptly give notice of such Order or Claim to Buyer); and

          (iii) If Buyer, subsequent to the Closing, sells, transfers, conveys, assigns, sets over, leases or otherwise disposes of any of the Assets or any part thereof to any person other than an Affiliate of Buyer (as such term is defined in Section 15.14(ii) hereof)

     ("Resold Assets"), notwithstanding the foregoing, Seller shall have no liability or obligation relating to or arising from Unknown Environmental Liability associated with such Resold Assets, even if such sale, transfer, or other disposition occurs within four and one-half (4 1/2) years after the Closing; and

          (iv) With respect to any particular such Unknown Environmental Liability of which (1) Buyer has given written notice to Seller or Seller has otherwise received written notice in accordance with clauses (i) and
     (ii) above, and (2) Seller has agreed in writing that such Unknown Environmental Liability is an Unknown Environmental Liability for which Seller has retained liability in accordance with and subject to the provisions of this Agreement, to the extent Seller is fully liable for such Unknown Environmental Liability under this Section 3.2, Seller shall have the right to perform or have performed at its cost (subject to Section 3.2(f) below) any required remediation, including dealing with any Environmental Agency or Agencies with regard to the corrective action required, clean-up standards and appropriate work plans. With respect to any required remediation that Seller elects to perform, Seller may select, subject to approval by Buyer (such approval not to be unreasonably withheld), one or more environmental consultants to investigate and characterize all environmental contamination potentially subject to remediation, and to design and perform any required remediation. Buyer shall have the right, at its cost, to participate in the planning and design of any required remediation, and Buyer shall be provided, for review and comment, a draft of any study, workplan, report or similar document to be submitted to an Environmental

     Agency at least ten (10) working days before Seller intends to submit it. Seller will consider in good faith any comments made by Buyer with respect to any such study, workplan, report or similar document and, to the extent practicable, will incorporate such comments into the document submitted to the Environmental Agency. Any required remediation will be designed and performed by Seller in a manner that complies with all Environmental Laws, minimizes any potential future liability of the site owner/operator, is commercially reasonable and cost effective and does not unreasonably interfere with Buyer's operations. Seller shall provide Buyer a copy of all reports, plans and correspondence submitted to an Environmental Agency with respect to an Unknown Environmental Liability or any required remediation thereof. In addition, Buyer shall have the right, at its cost, to attend and participate in any meetings, conferences or other sessions with the Environmental Agency concerning the required remediation and will be provided at least ten (10) days' notice of any such meetings (or the maximum number of days as is practicable if the meeting date is not set at least ten (10) days prior to the meeting). With respect to any remediation performed by or on behalf of Seller pursuant to this clause (iv), Seller shall be the generator of any wastes generated in connection with such remediation and shall prepare all documents associated with such remediation in a manner that clearly identifies Seller as the generator of the waste, including, but not limited to, the use of identification numbers issued to Seller. Upon completion of the required remediation, Seller shall provide Buyer written confirmation that the remediation plan designed as set forth above has been completed. To the extent that, pursuant to this clause (iv), Seller or its representatives or consultants are provided access to Buyer's properties or the Pipeline System, Seller shall reimburse Buyer for, and defend, indemnify and hold harmless Buyer from and against, any and all loss, damage, costs (including reimbursement of all reasonable attorney fees and other costs of defense), liability, claim or suit, whether for bodily injury or death of any person (including Seller's employees, agents and representatives), damage to or destruction or loss of property (including damage to Buyer's property), or otherwise, arising in any manner whatsoever out of Seller or its representatives or consultants being given access to Buyer's properties or the Pipeline System, whether or not based upon strict liability or caused by the sole or concurrent negligence (ordinary or gross) of Buyer or any other person or entity, unless such loss, damage, cost, liability, claim or suit was occasioned solely by the negligence or intentional tort of Buyer or any officer, director or agent thereof.

          With respect to remediation that Seller has a right to perform pursuant to this clause (iv), within ninety (90) days of notice to Seller under clause (ii) above, Seller shall notify Buyer whether Seller will perform the remediation itself. If Seller decides to perform the remediation itself, Buyer shall cooperate with Seller to effectuate such remediation in accordance with this clause (iv), including granting reasonable access to the area requiring remediation. If Seller decides not to perform the remediation itself, Buyer shall perform or have performed the remediation and invoice Seller for reasonable and necessary costs incurred for such remediation (such invoices to include supporting documentation). With respect to any remediation performed by or on behalf of Buyer in respect of any Unknown Environmental Liability. Buyer shall be the generator of any wastes generated in connection with such remediation and shall prepare all documents associated with such remediation in a manner that clearly identifies Buyer as the generator of the waste, including, but not limited to, the use of identification numbers issued to Buyer. Subject to Section 3.2(f) below, Seller shall pay properly submitted invoices within thirty (30) days of receipt, and any such invoice not paid within thirty (30) days shall bear interest calculated at a rate equal to the most recently quoted (at the time such thirty (30) days expires) one month LIBOR rate, compounded annually from the thirtieth (30th) day after receipt of the invoice until paid; and

          (v) Notwithstanding the foregoing, any incremental liability or obligation relating to Unknown Environmental Liability to the extent attributable to any release, spill, leak, discharge or other emission into the environment attributable to Buyer's operations after the Closing, shall not be an Unknown Environmental Liability but shall be Buyer's sole liability.

     (b) With respect to liability or obligation relating to or arising from the breach of any representation, warranty, covenant or other obligation of Seller contained in this Agreement, including but not limited to the Remediation Agreement, Seller shall retain such liability and obligation, subject to the following and also to subsections (e), (f) and (g) of
     Section 3.2 hereof and to Section 3.3 hereof, except that any breach of any covenant or other obligation of Seller contained in this Agreement and to be performed by Seller after the Closing shall not be subject to subsection
     (f) of this Section 3.2:

          For Seller to have any liability or obligation for any such breach of any representation, warranty, covenant or other obligation of Seller contained in this Agreement, (i) there must be a Buyer Loss (as such term is defined in Section 12.1 hereof) attributable to the breach, (ii) Buyer must give written notice of any such breach, setting forth the basis of such breach known to Buyer at such time in reasonable detail, promptly after Buyer has knowledge of such breach, provided that, subject to clause
     (iii) below, any delay or failure to provide such notice promptly will not limit Seller's liability hereunder except to the extent Seller is damaged or prejudiced by such delay or failure, and (iii) Buyer must give written notice of any such breach (other than a breach of any covenant or other obligation of Seller contained in this Agreement and to be performed by Seller after the Closing) in no event later than four and one-half (4 1/2) years after the Closing; if such written notice is given after the expiration of such four and one-half (4 1/2) year period, Seller shall have no liability or obligation for such breach (other than a breach of any covenant or other obligation of Seller contained in this Agreement and to be performed by Seller after the Closing), regardless of whether Buyer could reasonably have known of such breach within such four and one-half (4 1/2) year period.

     (c) With respect to Other Liability, if within four and one-half (4 1/2) years after the Closing, a third party delivers a written statement of claim, the clear purport of which is to assert liability or damages against Seller or Buyer relating to any Other Liability (a "Demand"), Seller shall retain liability and obligation to the third party making such Demand, subject to the following and also to subsections (e), (f) and (g) of
     Section 3.2 hereof and to Section 3.3 hereof:

          For Seller to have any liability for any such Other Liability, (i) promptly upon becoming aware of any facts which have not yet but may give rise to such a Demand, Buyer shall provide Seller with written notice thereof and the opportunity to participate in discussions with the relevant third parties relating to such facts, provided that, subject to clause (ii) below, any delay or failure to provide such notice promptly will not limit Seller's liability hereunder except to the extent Seller is damaged or prejudiced by such delay or failure, and (ii) Buyer must give written notice of any such Demand, including a copy thereof, in no event later than four and one-half (4 1/2) years after the Closing (unless Seller otherwise has received written notice of such Demand, including a copy thereof, prior to the end of such four and one-half (4 1/2) year period, in which event Seller shall retain liability and obligation to the third party making such Demand as set forth above, subject to subsections (e), (f) and (g) of
     Section 3.2 and to Section 3.3 hereof, and shall promptly give notice of such Demand to Buyer); if such written notice is given after the expiration of such four and one-half (4 1/2) year period, Seller shall have no liability or obligation for such Other Liability, regardless of whether Buyer could reasonably have known of such Other Liability within such four and one-half (4 1/2) year period (unless Seller otherwise has received written notice of such Demand, including a copy thereof, prior to the end of such four and one-half (4 1/2) year period, in which event Seller shall retain liability and obligation to the third party making such Demand as set forth above, subject to subsections (e), (f) and (g) of Section 3.2 and to Section 3.3 hereof, and shall promptly give notice of such Demand to Buyer).

     (d) Notwithstanding the foregoing, except to the extent, if any, that any breach by Seller of its representations set forth in Sections 7.1(n) and
     (o) hereof relates to the physical condition or configuration of the Assets, Seller shall retain no liability or obligation (i) for the physical condition or configuration of the Pipeline System as of the Closing, or
     (ii) with respect to any liability or obligation that accrues after the Closing and that relates to the physical condition or configuration of the Pipeline System as of the date of the Closing, including but not limited to any liability or obligation to repair, replace, correct, upgrade, refurbish, add to, move, supplement or change any part of the Pipeline System.

     (e) Any and all liabilities and obligations retained by Seller in accordance with Sections 3.2(a) through (d) above, before taking into account subsections (f) and (g) below, shall be referred to herein as "Assigned Liabilities".

     (f) Notwithstanding subsections (a) through (d) above, Seller shall have no liability or obligation with respect to any Assigned Liabilities until the aggregate cost thereof exceeds one hundred and fifty thousand dollars ($150,000); the first one hundred and fifty thousand dollars ($150,000) of cost of Assigned Liabilities shall be paid by Buyer. After the aggregate cost of all Assigned Liabilities exceeds one hundred and fifty thousand dollars ($150,000), as supported with appropriate documentation provided to Seller by Buyer, Seller shall be liable and obligated for such Assigned Liabilities to the extent, but only to the extent, that the aggregate cost of such Assigned Liabilities exceeds $150,000, provided that Seller and Buyer shall share equally each dollar of the next nine hundred thousand dollars ($900,000.00) of cost of Assigned Liabilities that are Unknown Environmental Liability, and provided further that Seller shall not be liable or obligated for Assigned Liabilities (including without limitation Assigned Liabilities that are Unknown Environmental Liability) to the extent the aggregate cost therefor exceeds two million, nine hundred and fifty thousand dollars ($2,950,000) plus one-half of the first (after the above-mentioned $150,000 is exceeded) $900,000 of Assigned Liabilities that are Unknown Environmental Liability (the "Ceiling"). Seller shall not be liable or obligated, and Buyer shall be liable and obligated (except for those matters for which Seller has retained liability pursuant to Section
     3.3 (a)(i)-(vi) below), for the first $150,000 of Assigned Liabilities and for all Assigned Liabilities in excess of the Ceiling, except only if Buyer's aggregate cost for Assigned Liabilities, as supported with appropriate documentation provided to Seller by Buyer, reaches an amount equal to the Purchase Price.

     The maximum liability and obligation of Seller for Assigned Liabilities shall be the Ceiling, except only if Buyer's aggregate liability and obligation for Assigned Liabilities reaches an amount equal to the Purchase Price, as supported with appropriate documentation provided to Seller by Buyer, at which point liability and obligation for further Assigned Liabilities to the extent above an amount equal to the Purchase Price shall revert to and be retained by Seller. The maximum liability and obligation of Buyer for Assigned Liabilities shall be an amount equal to the Purchase Price. Liabilities and obligations assumed or incurred by Buyer related to the Assets that are not Assigned Liabilities shall not count towards either the $150,000 deductible provided for in this subsection (f) or towards the Purchase Price cap on Buyer's liability and obligation for Assigned Liabilities. At such time, if any, as Buyer reasonably determines that its aggregate liability and obligation for Assigned Liabilities will reach an amount equal to the Purchase Price, it shall provide Seller with written notice thereof and shall make available to Seller supporting documentation reasonably satisfactory to Seller.

          Notwithstanding the foregoing, the Ceiling shall not apply to any Assigned Liabilities relating to or arising from the breach of Section 7.1(d). Notwithstanding the foregoing, the Ceiling and the one hundred and fifty thousand dollar ($150,000) deductible provided for in this subsection
     (f) shall not apply to any Assigned Liabilities relating to or arising from any breach by Seller of any covenant or other obligation of Seller contained in this Agreement and to be performed by Seller after the Closing. Notwithstanding any required notice provisions in Section 3.2(a),
     (b) or (c), any
     individual Assigned Liability that is paid by Buyer within four and one-half (4 1/2) years after the Closing, in an amount less than ten thousand dollars ($10,000), and for which notice was not given in accordance with
     Section 3.2(a), (b) or (c), whichever applies, but for which Buyer could have given the required notice to Seller within four and one-half (4 1/2) years after the Closing, will be counted toward the one hundred and fifty thousand dollar ($150,000) deductible provided for in this subsection (f) if proper notice thereof is given to Seller at the time Buyer requests payment by Seller hereunder of Assigned Liabilities.

          For purposes of this Agreement, time expended by personnel of Seller or Buyer, or affiliates of either, in connection with Assigned Liabilities shall not be considered a cost of Assigned Liabilities. Reasonable attorneys' and consultants' fees incurred in connection with an Assigned Liability by the party that, pursuant to the provisions of this Agreement, is responsible for dealing with the Assigned Liability, shall be considered a cost of Assigned Liabilities for purposes of this Agreement; otherwise attorneys' fees and consultants' fees shall not be considered a cost of Assigned Liabilities.

     (g) Other than liability and obligation for Assigned Liabilities within the limitations set forth in subsections (a) through (f) above, and for liability and obligation retained by Seller under either Section 3.1,
     Section 3.3 or the Remediation Agreement, Seller shall have no liability or obligation relating to or arising from the Assets, or the ownership, operation or use thereof, including without limitation Unknown Environmental Liability and Unknown Liability.

     3.3  Liabilities Assumed by Buyer; Liabilities of Buyer.
          --------------------------------------------------

     (a) Buyer hereby assumes all liabilities and obligations of Seller relating to or arising from the Assets, whether such liabilities and obligations are to a governmental body or any other person, firm or entity, whether based in whole or in part on strict liability, willful or intentional misconduct, or ordinary or gross negligence, and whether known or unknown, current or future, absolute or contingent, liquidated or unliquidated, or due or to become due, and whether relating to the period prior to or after the Closing, except those liabilities and obligations expressly retained by Seller under this Agreement; provided that notwithstanding any other provision of this Agreement, Buyer shall not assume or be deemed to have assumed, and Seller shall retain liability for and indemnify Buyer against, all liabilities, damages, costs (including reasonable attorneys' fees) arising from or related to the following, without limit as to time or amount:

          (i) liabilities or obligations of Seller that are not Unknown Liability as hereinabove defined;
          (ii) liabilities or obligations of Seller for taxes based on income or related penalties, interest, assessments or liabilities;

          (iii) liabilities or obligations of Seller under contracts, agreements, leases, commitments, and governmental permits, licenses and approvals, or portions thereof, that have not been disclosed and delivered to Buyer as provided for in this Agreement;

          (iv) liabilities or obligations of Seller or Amoco Pipeline Company under any employee welfare or benefit plans or under the Employee Retirement Income Security Act of 1974 or for other employee related liabilities except as set forth in Article V hereof;

          (v) except as set forth in the Services Agreement (as such term is defined in Article VI hereof), liabilities or obligations of Seller relating to or arising from acts or omissions of Seller or its affiliates, employees, representatives or agents after the Closing, provided that the indemnity of Seller with respect to such acts or omissions that constitute a breach of any representation or warranty of Seller contained in this Agreement shall be limited as set forth in subsections (e), (f) and (g) of
     Section 3.2 hereof; and

          (vi) liabilities or obligations of Seller relating to or arising from wilful or intentional violation of laws, rules, regulations or governmental directives or pronouncements by Seller or its affiliates, employees, representatives or agents.

     (b) All liabilities and obligations directly or indirectly relating to or arising from Buyer's ownership, operation, maintenance or use of the Assets after the Closing, including without limitation all liabilities and obligations under Environmental Law relating to or arising from Buyer's acts, events or omissions, or contamination, occurring after the Closing, shall be liabilities and obligations of Buyer.

     3.4  Notice by Seller.  If Seller, or either of its shareholders, Amoco
          ----------------
Pipeline Holding Company and GATX Pipeline Company, receives a Claim or a Demand from a third party, Seller shall promptly send a copy of such to Buyer and shall provide to Buyer such reasonable detail of information relating to the matters set forth in such Claim or Demand as is available to Seller.



                               ARTICLE IV - TAXES
                               ------------------


     4.1  Cooperation.  Buyer and Seller agree to furnish or cause to be
          -----------
furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Assets as is reasonably necessary for the filing of all tax returns, the preparation for any audit by any taxing authority, and the prosection or defense of any claim, suit or proceeding relating to any tax return. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to taxes involving the Assets.

     4.2  Transfer Taxes.  If and to the extent that any transfer, sales,
          --------------
excise, use and other non-income taxes are or become due and payable upon transfer of the Assets pursuant to this Agreement, such taxes shall be paid by Buyer. In no event, however, shall Buyer be liable for any income, franchise or similar tax on the income of the Seller or its shareholders resulting from the transactions contemplated by this Agreement. Buyer shall also pay all fees for any recording of instruments of conveyance relating to transfer of the Assets pursuant to this Agreement.

     4.3  Other Taxes.  All ad valorem, real and personal property taxes and
          -----------
general and special assessments (excluding penalties and interest) levied or assessed against the Assets shall be prorated as of the Closing pursuant to
Section 2.3 hereof.



                             ARTICLE V - EMPLOYEES
                             ---------------------


    5.1  Offers of Employment.  Certain employees of Amoco Pipeline Company
         --------------------
("APL"), the operator of the Pipeline System, are currently engaged full-time or part-time in the operation of the Pipeline System (herein referred to as the "Employees"). Schedule 5.1 attached hereto and made a part hereof sets forth a list of the Employees. Buyer may make offers of full-time regular employment to such Employees. If any of the Employees are not offered employment by Buyer, or are offered employment but do not accept, and such Employees are terminated by APL, Buyer shall have no liability for any severance costs or other costs relating to termination of such Employees, except that if, within one hundred and twenty (120) days of the Closing, Buyer hires any Employee who received severance payments from APL, Buyer shall reimburse APL for any severance payments made by APL to any such hired Employees if the Employee does not return such severance payments to APL as required by the APL severance plan (which is set forth in Schedule 5.2 attached hereto and made a part hereof).

     5.2  Severance Benefits.  Buyer shall provide severance benefits at least
          ------------------
as generous as those provided in Schedule 5.2 attached hereto and made a part hereof to any Employee hired by Buyer whose employment with Buyer is terminated within twelve (12) months after the Closing as a result of the following circumstances only: (i) any reduction in force effected by Buyer; (ii) any plant or office location closing effected by Buyer; (iii) any relocation of the Employee outside the Pipeline System without such Employee's consent; or (iv) any reduction of personnel; but excluding any termination for "cause". For purposes hereof, "cause" shall mean: (A) the failure of the Employee to perform his or her duties at a level reasonably acceptable to Buyer; or (B) the commission by the Employee of an act of fraud, embezzlement, violence or other misconduct against Buyer or any of its employees or the Employee having been convicted of a felony involving moral turpitude. For purposes of determining "Credited Service" in Schedule 5.2, a severed Employee shall be credited with service with APL and its affiliates in addition to such Employee's service with Buyer and its affiliates in the amounts set forth in Schedule 5.2 for such Employee.


                      ARTICLE VI - ANCILLARY TRANSACTIONS
                      -----------------------------------


     At the Closing, APL and Buyer shall each execute and deliver to the other an agreement, substantially in the form attached hereto as Exhibit H (the "Services Agreement"), pursuant to which APL will provide to Buyer at Buyer's cost certain post-Closing services relating to the operation of the Pipeline System for a period not to exceed nine (9) months.

                  ARTICLE VII - REPRESENTATIONS AND WARRANTIES
                  --------------------------------------------


     7.1  Seller's Representations and Warranties.  Seller represents and
          ---------------------------------------
warrants to Buyer as follows:


     (a)  Corporate Organization.  Seller is as of the date of this Agreement,
          ----------------------
     and will be at the Closing, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified as a foreign corporation in each jurisdiction in which the character of its business or the location of its assets makes such qualification necessary (except for those jurisdictions in which the failure to be so qualified would not, taken in the aggregate, have a material adverse effect on the Seller's ability to consummate the transactions herein or in the Transfer Documents, or perform its obligations hereunder or thereunder).

     (b)  Authorization.  Seller has requisite corporate power and authority to
          -------------
     execute and deliver this Agreement and the Transfer Documents and to consummate the transactions and perform its obligations hereunder and under the Transfer Documents. The execution and delivery by the Seller of this Agreement and the Transfer Documents and the consummation of the transactions and the performance by the Seller of the obligations contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been, and the Transfer Documents will be, duly executed and delivered by Seller, and this Agreement constitutes, and each of the Transfer documents when fully executed and delivered will constitute, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, rearrangement, reorganization, or similar debtor relief legislation affecting the rights of creditors generally from time to time in effect, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c)  No Violation.  Subject to (i) compliance with the requirements of the
          ------------
     Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act"), (ii) the Wyoming PSC and Colorado PUC consents referred to in Section 8.1(d) hereof, and (iii) any approvals required for the transfer of any Restricted Asset, neither the execution and delivery by Seller of this Agreement or the Transfer Documents, nor the performance by Seller of its obligations under this Agreement or the Transfer Documents, nor the consummation of the transactions contemplated by this Agreement and the Transfer Documents shall:

          (A) conflict with any provision of the Articles of Incorporation or By-Laws of Seller;

          (B) result in a breach or default of, or result in the creation or imposition of any lien or encumbrance upon the Assets under, any agreement or commitment to which Seller is a party or by which Seller or any of the Assets is bound; or

          (C) to the knowledge of Seller, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Seller or any of the Assets is subject;

     which violation, conflict, breach or default would (i) affect Seller's ability to consummate the transactions contemplated by this Agreement and the Transfer Documents or (ii) have an adverse effect on the Assets or the operation of the Pipeline System.

     (d)  Title to Certain Assets.  Seller has good and marketable title to the
          -----------------------
     Pipeline, Pipeline Equipment and Records free and clear of any security interests, liens or encumbrances, except for materialmen's liens, mechanic's liens and other liens arising in the ordinary course of business, all of which liens are listed on Schedule 7.1(d) and all of which liens will be discharged and released at or prior to the Closing, and for any consents necessary to transfer Restricted Assets.

     (e)  Litigation/Condemnation.  Except as otherwise indicated in Section
          -----------------------
     3.1(a) or set forth in Schedule 7.1(e) attached hereto and made a part hereof, (i) Seller is not a party to any pending suit or proceeding before any court, governmental agency or arbitrator,

     (ii) Seller has no knowledge of any threatened suit or proceeding before any court, governmental agency or arbitrator, (iii) there is no outstanding order, judgment or decree by any court, governmental authority or arbitrator against Seller, (iv) Seller has no knowledge of any acts, events, omissions or circumstances not otherwise disclosed in the Schedules attached hereto and made a part hereof that Seller, as of the date of this representation, reasonably anticipates will give rise to a suit or proceeding before any court, governmental agency or arbitrator, and (v) there is no pending, or to Seller's knowledge threatened, condemnation or similar proceedings with respect to any of the Assets.

     (f)  Inclusion of all Assets.  Except for Excluded Assets and Restricted
          -----------------------
     Assets, the Assets include all assets and properties used in the operation of the Pipeline System in the six (6) months preceding the date hereof, except for items consumed or disposed of in the ordinary course of business of the Pipeline System. Seller has made available to Buyer all material records that either (i) were created by Seller or the Employees, or (ii) are in Seller's possession, which would ordinarily be expected to bear directly on the physical condition of the Pipeline System and Related Property, including, but not limited to, hydrostatic test and corrosion records and environmental reports, and such records are true, accurate and complete.

     (g)  Third Party Product.  None of the products being transported in the
          -------------------
     Pipeline System or stored in connection with the Assets are owned by Seller, and all of such items are owned by customers of the Pipeline System.

     (h)  Financial Statements. Seller has delivered to Buyer copies of the
          --------------------
     following financial statements for Seller, all of which financial statements are included in Schedule 7.1(h) attached hereto and made a part hereof:

          (i) unaudited transportation revenue and volumes by origin to destination as of December 31, 1994, unaudited comparative income statement as of December 31, 1994, and detailed income statement for the twelve month period ending on December 31, 1994; and

          (ii) audited balance sheets, income statements and statements of changes in financial position for each of Seller's three (3) fiscal years ending December 31, 1991, 1992 and 1993.

          The financial statements referred to in (i) above present fairly, in all material respects, the financial position of Seller at December 31, 1994, and the results of its operations and its cash flows for the time period indicated in conformity with generally accepted accounting principles, with the following qualifications: (1) such financial statements assume a going concern principle; (2) such financial statements do not contain footnotes and related disclosures, and year-end adjustments, normally required under generally accepted accounting principles; (3) such financial statements do not reflect future remediation costs for identified environmental contamination, that are reasonably estimable; and (4) such financial statements include income related to the Mandan Line, which is an Excluded Asset (Section 1.2(d)).

          The financial statements referred to in (ii) above present fairly, in all material respects, the financial position of Seller at the dates indicated, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles, with the following qualifications: (1) such financial statements assume a going concern principle; and (2) such financial statements are subject to certain notes and related disclosures contained therein.

     (i)  Governmental Returns.  To Seller's knowledge, there is no pending or
          --------------------
     threatened suit, action, proceeding, investigation or claim with respect to any tax return or other return or filing, required to be filed by Seller by any governmental agency prior to the date of this Agreement.

     (j)  Employee Matters.  Except for personnel based in Tulsa, Oklahoma,
          ----------------
     Oakbrook Terrace, Illinois and Chicago, Illinois, the Employees (listed in
     Schedule 5.1) are all full-time and part-time personnel engaged as of the date hereof in the operation of the Pipeline System. Buyer will have no liability with respect to any employee welfare or benefit plans of APL or Seller, as a result of the transactions contemplated by this Agreement.
     The Employees are not now nor have they ever been covered by, and Seller does not now nor has it ever contributed to, a "multiemployer plan" as defined in section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with regard to any Employee which would result in any liability to Buyer. Neither Seller nor such employer nor any trustee, administrator, fiduciary, agent or employee thereof has at anytime been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA which would subject the Buyer or any of its affiliates or any of its or their officers, directors or employees to any taxes, penalties or other liabilities under section 4975 of ERISA or under Sections 409 or 502(i) of ERISA. To the best knowledge of Seller, no union-initiated work stoppages are pending or threatened as of the date of this Agreement.

     (k)  Contracts and Agreements.  Except for items listed in Schedule 1.1(e)
          ------------------------
     as Excluded Items, the Contracts include all of the binding written contracts and agreements (except for such which are Related Property) that have been used in or relate to the operation of the Pipeline System in the six (6) months preceding the date hereof, except for contracts and agreements that have expired or been terminated in the ordinary course of business of the Pipeline System. Except as set forth on Schedule 7.1(k) attached hereto and made a part hereof, (i) all the Contracts are valid, binding and in full force and effect as against Seller in accordance with their terms, and to Seller's knowledge all the Contracts are valid, binding and in full force and effect as against the other parties to the Contracts ("Third Parties") in accordance with their terms; (ii) there is no existing default by Seller and Seller has no knowledge of any default by any Third Party with respect to any of the

     Contracts, which default would have an adverse effect on Seller's business or the Assets; and (iii) copies of all the Contracts have been delivered to Buyer, and such copies are true, complete and accurate.

     (l)  Intangible Property.  The operation of the Assets as conducted as of
          -------------------
     the date hereof by Seller does not violate or infringe upon any patents, inventions, trademarks, trade names, brand names, service marks or copyrights owned by third parties.

     (m)  Licenses and Permits.  Except for items listed on Schedule 1.1(d) as
          --------------------
     Excluded Items, the Permits are all of the governmental licenses and permits (other than such which are Related Property) that have been part of or relate to the operation of the Pipeline System in the six (6) months preceding the date hereof, except for licenses or permits that have expired or been terminated in the ordinary course of business of the Pipeline System. All the Permits are validly issued to Seller, are in its name, and as of the date of this Agreement are in full force and effect. True, correct and complete copies of all the Permits have been delivered to Buyer. There is no present violation in respect of the Permits, to Seller's knowledge no proceeding is pending or threatened seeking the revocation or limitation of any of the Permits or alleging a violation of any of the Permits, and to Seller's knowledge no acts, events, omissions or circumstances exist or have occurred that Seller, as of the date of this representation, reasonably anticipates will constitute a violation of any of the Permits or will give rise to revocation or limitation of any of the Permits.

     (n)  Compliance with Governmental Requirements.  To Seller's knowledge, and
          -----------------------------------------
     except as set forth in Schedule 7.1(n) attached hereto and made a part hereof, as of the date of this representation Seller is not in violation of any applicable local, state or federal laws, rules or regulations ("Governmental Requirements") (except for matters related to Environmental Law, which are covered by Section 7.1(o)).

     (o)  Environmental Law.  Except for those matters set forth on Schedules
          -----------------
     3.1(b), 3.1(c)1, 3.1(d)1 and 7.1 (o) attached hereto and made a part hereof, to Seller's knowledge (i) there does not exist, as of the date of this representation, any violation of any Environmental Law with respect to the Assets, and (ii) no acts, events or contaminations have occurred on or prior to the date of this representation that Seller, as of the date of this representation, reasonably anticipates will give rise to any violations of or remedial obligations under Environmental Law with respect to the Assets.

     (p)  Easements.  Except as set forth in Schedule 7.1(p) attached hereto and
          ---------
     made a part hereof, Seller is not in receipt of any written notice from any third party contesting the validity of any easement, right-of-way, leasehold or other permit, license, grant or other right constituting a right to use or operate a pipeline across any real property used in the operation of the Pipeline System during the six (6) months preceding the date hereof (collectively, the "Easements"). Except as set forth in
     Schedule 7.1(p) attached hereto and made a part hereof, Seller has no knowledge of any matter or circumstance that Seller, as of the date of this representation, reasonably anticipates will adversely affect, impair, limit or encumber any Easement. Seller has made available to Buyer all material records relating to the Easements and such records are true, accurate and complete.

     7.2  Buyer's Representations and Warranties.  Buyer represents and warrants
          --------------------------------------
to Seller as follows:

     (a)  Organization.  Buyer is as of the date of this Agreement, and will be
          ------------
     at the Closing, a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified as a foreign entity in each jurisdiction in which the character of its business or the location of its assets makes such qualification necessary (except for those jurisdictions in which the failure to be so qualified would not, taken in the aggregate, have a material adverse effect on the Buyer's ability to consummate the transactions herein or in the Transfer Documents or perform its obligations hereunder or thereunder).

     (b)  Authorization.  Buyer has requisite power and authority to execute and
          -------------
     deliver this Agreement and the Transfer Documents to which Buyer is a party, and to consummate the transactions and perform its obligations hereunder and under the Transfer Documents to which Buyer is a party. The execution and delivery by the Buyer of this Agreement and the Transfer Documents to which Buyer is a party and the consummation of the transactions and the performance of the obligations contemplated hereby and by the Transfer Documents to which Buyer is a party have been authorized by all requisite action on the part of the Buyer. This Agreement has been, and the Transfer Documents to which Buyer is a party will be, duly executed and delivered by Buyer, and this Agreement constitutes, and each of the Transfer Documents to which Buyer is a party when fully executed and delivered will constitute, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, rearrangement, reorganization, or similar debtor relief legislation affecting the rights of creditors generally from time to time in effect, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c)  No Violation.  Subject to (i) compliance with the requirements of the
          ------------
     HSR Act, (ii) the Wyoming PSC and Colorado PUC consents referred to in
     Section 8.1(d) hereof, and (iii) any approvals required for the transfer of any Restricted Asset, neither the execution and delivery by the Buyer of this Agreement or the Transfer Documents to which Buyer is a party, nor the performance by Buyer of its obligations under this Agreement or the Transfer Documents to which Buyer is a party, nor the consummation of the transactions contemplated by this Agreement and the Transfer Documents to which Buyer is a party shall: (A) conflict with any provision of the limited partnership agreement of Buyer; or (B) to the knowledge of Buyer, violate any statute or law or any judgment, decree, order, regulation or rule of any court of governmental authority to which Buyer is subject;

     which violation or conflict would affect Buyer's ability to consummate the transactions contemplated by this Agreement and the Transfer Documents.


     7.3  Disclaimer of Warranties.  Buyer acknowledges and affirms that prior
          ------------------------
to the Closing, Buyer has had a full opportunity to conduct whatever due diligence Buyer has deemed appropriate to apprise itself of the Assets, including without limitation, inspection, investigation, analysis and evaluation of Seller's operations, maintenance and other business records, the environmental condition of the Pipeline System and the Related Property and the other rights and properties and liabilities to be transferred to or assumed by Buyer hereunder. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 7.1 HEREOF, THE ASSETS TRANSFERRED HEREUNDER ARE SOLD AS IS, WHERE IS, WITH ALL FAULTS, LIMITATIONS AND DEFECTS (HIDDEN AND APPARENT) AND SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED AND SPECIFICALLY MAKES NO WARRANTY
(1) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (2) WITH REGARD TO THE ACCURACY, COMPLETENESS, SUITABILITY OR COMPLIANCE WITH APPLICABLE LAW OF ANY MANUALS (AS SUCH TERM IS DEFINED IN SCHEDULE 1.1(f) HERETO), AND NONE SHALL BE IMPLIED. ALL REPRESENTATIONS AND WARRANTIES OTHER THAN THOSE SET FORTH IN
SECTION 7.1 HEREOF, EXPRESS OR IMPLIED, ARE EXCLUDED. SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER.

     7.4  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties contained in this Article VII shall survive the Closing only to the extent indemnification for breach thereof is provided in Article XII (directly or as a result of the allocation of liabilities set forth in Article III).


                            ARTICLE VIII - COVENANTS
                            ------------------------


     8.1  Seller's Covenants.  Seller covenants and agrees as follows:
          ------------------

     (a)  Operation of the Pipeline System -- Negative Covenants.  Except to the
          ------------------------------------------------------
     extent expressly permitted by this Agreement, or as otherwise consented to by an instrument in writing signed by Buyer (which consent shall not be unreasonably withheld), Seller shall not, from the date hereof until the
     Closing:

          (i) operate the Pipeline System or use the Assets other than in the ordinary course of business;

          (ii) subject the Assets, or any part thereof, to any lien, claim, encumbrance, right or other interest or suffer such to be imposed other than as may arise in the ordinary course of business;

          (iii) enter into any transaction other than in the ordinary course of business;

          (iv) dispose of any of the Assets other than in the ordinary course of business;


          or


          (v) increase or decrease, or apply for approval for any increase or decrease, of any tariffs, fees or other charges to customers related to the Pipeline System.

     (b)  Operation of the Pipeline System -- Affirmative Covenants.  Except as
          ---------------------------------------------------------
     otherwise expressly provided by this Agreement, or as otherwise consented to by an instrument in writing signed by Buyer, Seller shall, from the date hereof until the Closing:

          (i) afford to Buyer and Buyer's authorized representatives, subject to the Confidentiality Agreement (as defined in Section 15.7 hereof) previously executed and delivered by Buyer, reasonable access during normal business hours to the Pipeline System and the Related Property (including, but not limited to, access for environmental inspection and audits), and to the officers, management, properties, books and records related to the operation of the Pipeline System and will furnish and make available to Buyer such additional financial and operating data and other information related to the operation of the Pipeline System as Buyer may reasonably request; provided, however, Seller shall have no obligation to disclose any of the items identified on Schedule 1.1(f) as Excluded Items or any of the items covered under Section 1.2(b), and provided further that Buyer shall reimburse Seller for, and defend, indemnify and hold harmless Seller from and against, any and all loss, damage, costs (including reimbursement of all reasonable attorney fees and other costs of defense), liability, claim or suit, whether for bodily injury or death of any person (including Buyer's employees, agents and representatives), damage to or destruction or loss of property (including damage to Seller's property), or otherwise, arising in any manner whatsoever out of Buyer or its representatives being given access to the Pipeline System and the Related Property, whether or not based upon strict liability or caused by the sole or concurrent negligence (ordinary or gross) of Seller or any other person or entity, unless such loss, damage, cost, liability, claim or suit was occasioned solely by the negligence or intentional tort of Seller or any officer, director or agent thereof;

          (ii) if any of the representations or warranties of Seller hereunder are determined by Seller to have been incorrect when made, or are determined by Seller to be incorrect as of any date subsequent to the date hereof until the Closing, or if any of the covenants of Seller contained in this Agreement have not been complied with timely, promptly notify Buyer to such effect (provided that such notice shall not limit Buyer's rights under this Agreement); and

          (iii) use commercially reasonable efforts to maintain and preserve the business of Seller conducted with the Assets and retain its present customers and suppliers.

     (c)  Third Party Product.  At the Closing, the custody of all line fill,
          -------------------
     tank and other petroleum liquids inventories will be transferred to Buyer and Buyer shall become responsible as of the Closing to applicable shippers for such inventories, in accordance with the procedures set forth on
     Schedule 8.1(c) attached hereto and made a part hereof.

     (d)  Wyoming Public Service Commission/Colorado Public Utilities
          -----------------------------------------------------------
     Commission.  In connection with consummating the transactions contemplated
     ----------
     by this Agreement, Seller shall file with the Public Service Commission of Wyoming (referred to herein as "Wyoming PSC") an application seeking the Wyoming PSC's authority for the sale of those facilities encompassed by this Agreement which are subject to the Wyoming PSC's jurisdiction, shall file with the Public Utilities Commission of Colorado (referred to herein as the "Colorado PUC") an application seeking the Colorado PUC's authority for the sale of those facilities encompassed by this Agreement which are subject to the Colorado PUC's jurisdiction, and will diligently pursue approval of such applications. Seller shall comply with Colorado PUC Decision No. C95-44 adopted on January 11, 1995 in Docket No. 94A-610.

     (e)  Buyer's Access to Records Post-Closing.  For a period of five (5)
          --------------------------------------
     years after the Closing, subject to the execution by Buyer of reasonable confidentiality undertakings, Seller will furnish to Buyer and its authorized representatives, upon the reasonable request of Buyer and at Buyer's sole cost, copies of written financial and operating information relating to the Assets, contained in Seller's books and records not transferred to Buyer, to the extent that such information has not been destroyed and is required by Buyer or its authorized representatives for financial reporting, tax or similar purposes, or for purposes of investigating matters which may be the subject of litigation or administrative proceedings with third parties or governmental agencies, so long as such disclosure would not violate the terms of any agreement to which Seller is bound or any applicable law or regulation or result in the loss of any attorney-client or attorney work-product privilege. Seller will use reasonable efforts in accordance with Seller's normal record maintenance procedures to keep and maintain such written financial and operating information relating to the Assets for a period of five (5) years from the Closing or longer as required by statute. At the end of such five (5) year period or such longer period as may be required by statute, if Seller wishes to destroy any of such records, it shall first give sixty (60) days prior written notice to Buyer. Buyer shall then have the right, at its option, prior to the expiration of such sixty (60) day period, to notify Seller in writing of Buyer's election to take possession, at Buyer's cost, of said records or portions thereof, except for records or portions thereof with respect to which disclosure would violate the terms of any agreement to which Seller is bound or any applicable law or regulation or result in the loss of any attorney-client or attorney work product privilege. In the event Buyer does not notify Seller that Buyer is exercising its option to acquire documents hereunder, Seller may destroy such records without further obligation hereunder.

     (f)  Antitrust Notification.  As soon as practicable, Seller shall file or
          ----------------------
     cause to be filed with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and shall comply in all material respects with the requirements of the HSR Act.

     (g)  Use of "Wyco" Name.  Within a reasonable time after the Closing,
          ------------------
     Seller shall amend its Articles of Incorporation to remove "Wyco" and all derivatives thereof from its name, and shall also file all necessary documents to amend its authorizations to do business in all jurisdictions where it is so authorized, to remove "Wyco" from its name, and shall also cease using the name "Wyco" and all derivatives thereof except as necessary to complete required governmental filings.

     (h)  Medical Review Officer Records.  Within a reasonable time after the
          ------------------------------
     Closing, and in cooperation with Buyer, Seller shall cause its Medical Review Officer to deliver to Buyer's Medical Review Officer possession of the Medical Review Officer records for Employees that have accepted offers of full-time or temporary employment from Buyer.

     (i)  Records.  Within a reasonable time after the Closing, Seller shall
          -------
     deliver to Buyer possession of those Records sold to Buyer hereunder that are not located on the Related Property.

     8.2  Buyer's Covenants.  Buyer covenants and agrees as follows:
          -----------------

     (a)  Consents.  Buyer shall take all appropriate steps in support of
          --------
     Seller's efforts pursuant to Sections 1.6(b) and 8.1(d) hereof.

     (b)  Third Party Product.  At the Closing, Buyer shall accept and shall
          -------------------
     become responsible as of the Closing to applicable shippers for inventories transferred to Buyer's custody by Seller pursuant to Section 8.1(c) hereof.

     (c)  Seller's Access to Properties and Records Post-Closing.  For a period
          ------------------------------------------------------
     of five (5) years after the Closing, subject to reasonable advance notice of time and purpose and to the execution by Seller of reasonable confidentiality undertakings, Buyer will afford to Seller and its authorized representatives, upon the reasonable request of Seller and at Seller's sole cost, reasonable access during normal business hours to the properties transferred to Buyer, and to books and records relating to the Assets transferred to Buyer (to the extent that such information has not been destroyed), and Buyer will furnish to Seller such additional information, and will cooperate with Seller in such other respects, as Seller may reasonably request, to the extent that such access and cooperation are required by Seller or its authorized representatives for financial reporting, tax or similar purposes, or for purposes of removing books and records not transferred to Buyer pursuant to this Agreement or for purposes of investigating matters which may be the subject of litigation or administrative proceedings with third parties or governmental agencies so long as such disclosure would not violate the terms of any agreement to which Buyer is bound or any applicable law or regulation or result in the loss of any attorney-client or attorney work product privilege. Buyer will use reasonable efforts in accordance with Buyer's normal record maintenance procedures to keep and maintain all books and records transferred to Buyer hereunder for a period of five (5) years from the Closing or longer as may be required by statute. At the end of such five (5) year period or such longer period as may be required by statute, if Buyer wishes to destroy any of such records, it shall first give sixty (60) days prior written notice to Seller. Seller shall then have the right at its option, prior to the expiration of such sixty (60) day period, to notify Buyer in writing of Seller's election to take possession, at Seller's cost, of said records or portions thereof, except for records or portions thereof with respect to which disclosure would violate the terms of any agreement to which Buyer is bound or any applicable law or regulation or result in the loss of any attorney-client or attorney work product privilege. In the event Seller does not notify Buyer that Seller is exercising its option to reacquire documents hereunder, Buyer may destroy such records without further obligation hereunder.

     (d)  Antitrust Notification.  As soon as practicable, Buyer shall file or
          ----------------------
     cause to be filed with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and shall comply in all material respects with the requirements of the HSR Act.

     (e)  Reporting.  If at any time within four and one-half (4 1/2) years
          ---------
     after the Closing, Buyer becomes obligated to report, or in fact reports, to any federal, state or local governmental agency any release, outage, spill, leak, discharge, disposal, treatment, emission of or exposure to, hazardous waste, hazardous substances, pollutants, contaminants, materials, products or by-products relating to the Pipeline System or the Related Property, Buyer shall send a copy of such report to Seller at the same time it sends the report to the governmental agency. Buyer shall, upon request by Seller, provide Seller with copies of all correspondence with any Environmental Agency relating to any such release, outage, spill, leak, discharge, disposal, treatment, emission or exposure. In addition, for an additional two and one-half (2 1/2) years beyond the four and one-half (4 1/2) years specified above, with respect to the Dupont Terminal, if Buyer becomes obligated to report any hydrocarbon release on the Dupont Terminal property to any State of Colorado or Adams County, Colorado governmental agency, and such report is available to the public under State of Colorado law, Buyer shall send a copy of such report to Seller at the same time it sends the report to the governmental agency. Further, Seller shall be permitted to furnish copies of any reports it receives pursuant to the previous two sentences to the plaintiffs in the Kramer Case, if but only if such reports (i) were given to any State of Colorado or Adams County, Colorado governmental agency, (ii) relate to the Dupont Terminal, and (iii) are available to the public under State of Colorado law.

     (f)  Licenses and Permits.  Buyer shall use reasonable efforts to obtain by
          --------------------
     the Closing all governmental licenses and permits necessary for its operation of the Pipeline System after the Closing (as distinct from licenses and permits which are Related Property), and if Buyer is unable to obtain any such licenses or permits, it shall give notice to that effect to Seller within a reasonable period of time after Buyer has knowledge of such inability and prior to the Closing.

     (g)  Pipeline Bridge.  As of the date of this Agreement, a portion of the
          ---------------
     six inch (6") segment of the Pipeline System is located on a pipeline bridge over the North Platte River north of the Amoco Oil Company Casper Refinery site (the "Pipeline Bridge"). The Pipeline Bridge also supports a portion of the eight inch (8") pipeline segment of Sinclair Oil Corporation ("Sinclair"), previously sold by Seller to Sinclair, and a water pipeline owned by Amoco Oil Company. In selling the 8" segment to Sinclair, Seller gave certain rights to Sinclair with respect to the Pipeline Bridge. All of those rights are set forth in Section 7.04 of the Agreement for Sale and Purchase and Lease of Pipeline System by and between Seller and Wal-Mart Stores, Inc., entered into as of the 30th day of August, 1993 (all of Wal-Mart's rights, interests and obligations under such were assigned by Wal-Mart to Sinclair), which Section 7.04 is attached hereto and made a part hereof as Schedule 8.2(g) (it being understood that "Seller" in such Section 7.04 is

     "Seller" herein and "Buyer" in such Section 7.04 is Sinclair). Buyer herein agrees that it purchases, acquires and receives the Pipeline Bridge subject to the rights of Sinclair contained in such Section 7.04, and subject to the rights of Amoco Oil Company contained in that Contract which is item no. 18 on Schedule 1.1(e) hereto (the "Amoco Oil Contract"), and further agrees that it assumes all rights, duties, liabilities and obligations of Seller in, under or pursuant to such Section 7.04 and in, under or pursuant to such Amoco Oil Contract, and agrees to perform, discharge and comply with all terms and conditions of or under such Section
     7.04 and of or under such Amoco Oil Contract, including without limitation performance of all obligations to be performed thereunder, and Seller shall have no further duty or obligation thereunder.

     (h)  Environmental Notification to Sinclair.  In recognition of the fact
          --------------------------------------
     that the Pipeline and a pipeline segment previously sold by Seller to Sinclair to a certain extent both run in the same Related Property (as more particularly described in the Lease Agreement between Seller and Sinclair which is item no. 14 on Schedule 1.1(e)), Buyer agrees to cooperate with Sinclair in regard to environmental matters affecting said Related Property and to inform Sinclair within twenty-four (24) hours of any release, spill, leak, or discharge of any kind which might affect the environment. In the event that Buyer decides to change the direction or type of material through the Pipeline, or alter in any material way the Pipeline or its operations, Buyer agrees that it will inform Sinclair in writing of any such plans as far in advance as is practicable. The obligations of Buyer contained in this subsection (h) shall terminate at such time as Buyer enters into its own agreement with Sinclair covering the subject matter of this subsection.

     8.3  Mutual Covenants.  Seller and Buyer covenant and agree as follows:
          ----------------

     (a)  Testing and Gauging.  Seller and/or Buyer shall conduct sampling and
          -------------------
     testing of batches of liquids entering the Pipeline System, and gauging of tanks, in accordance with the procedures set forth on Schedule 8.3(a) attached hereto and made a part hereof.

     (b)  FERC Tariffs.  It is Buyer's intent to file an adoption of Seller's
          ------------
     Federal Energy Regulatory Commission ("FERC") tariffs governing the transportation of materials in the Pipeline System. Seller and Buyer will cooperate to coordinate such filings or publishings with the FERC necessary to accomplish such, provided that in no event shall the Closing be affected.

     (c)  State Tariffs.  It is Buyer's intent to file adoptions of Seller's
          -------------
     state tariffs governing the transportation of materials in the Pipeline System. Seller and Buyer will cooperate to coordinate such filings or publishings with appropriate state agencies necessary to accomplish such, provided that in no event shall the Closing be affected.

                ARTICLE IX - CONDITIONS TO BUYER'S OBLIGATIONS
                ----------------------------------------------

      The obligations of Buyer under this Agreement to close the transactions contemplated hereunder shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Buyer:

     9.1  Accuracy of Representations and Warranties.  The representations
          ------------------------------------------
and warranties of Seller contained in this Agreement shall be in all material respects true and accurate as of the date hereof and at and as of the date of the Closing as though such representations and warranties were made at and as of such date, and Seller shall have delivered to Buyer a certificate to such effect executed by a duly authorized officer of Seller.

     9.2  Performance.  Seller shall have performed and complied with, in
          -----------
all material respects, all of its covenants, agreements and conditions contained in this Agreement which Seller must perform or comply with at or prior to the Closing, and Seller shall have delivered to Buyer a certificate to such effect executed by a duly authorized officer of Seller.

     9.3  Litigation.  No injunction or any similar legal order prohibiting
          ----------
or restraining consummation of the transactions herein contemplated shall be in effect.

     9.4  Wyoming PSC/Colorado PUC.  The consent of the Wyoming PSC for
          ------------------------
Seller to sell to Buyer those facilities encompassed by this Agreement which are subject to the Wyoming

PSC's jurisdiction, and of the Colorado PUC for Seller to sell to Buyer those facilities encompassed by this Agreement which are subject to the Colorado PUC's jurisdiction, shall have been obtained.

     9.5  HSR Act.  All necessary filings and notifications under the HSR
          -------
Act shall have been made, and the waiting period referred to in such Act applicable to the transactions contemplated hereby shall have expired or been terminated.

     9.6  Due Execution and Delivery of Closing Documents.  The documents
          -----------------------------------------------
to be executed and delivered by Seller at the Closing shall have been properly executed and delivered.

     9.7  Legal Matters.  All actions, proceedings, instruments and
          -------------
documents required of Seller to carry out this Agreement and to consummate the transactions contemplated hereby shall have been taken in a manner reasonably satisfactory in form and substance to counsel for Buyer.

     9.8  Unassignable Related Property.  With respect to all Related
          -----------------------------
Property identified by Buyer in writing pursuant to Section 1.3(i), consents and waivers in principle contemplated by Section 1.3 shall have been obtained. With respect to all portions of the Pipeline System identified by Buyer in writing pursuant to Section 1.3(ii), all rights-of-way, easements, permits, licenses, grants and leaseholds contemplated by Section 1.3 hereof shall have been obtained.

     9.9  No Material Adverse Change.  No material adverse change in the
          --------------------------
Assets or the operations thereof or the business of the Pipeline System shall have occurred since the date hereof until the Closing.

     9.10  Licenses and Permits.  Buyer shall have obtained all
           --------------------
governmental licenses and permits necessary for its operation of the Pipeline System (as distinct from licenses and permits which are Related Property), provided that Buyer shall have used reasonable efforts to obtain by the Closing all such licenses and permits.

     9.11  Guarantee.  Both of the shareholders of Seller shall have
           ---------
executed and delivered to Buyer a guarantee substantially in the form of Exhibit I attached hereto and made a part hereof (the "Guarantee").

     9.12  Mortgages.  Seller and Buyer shall have executed and delivered a
           ---------
letter agreement relating to the two mortgages on the Mule Creek Station Related Property, satisfactory to Buyer.

                 ARTICLE X - CONDITIONS TO SELLER'S OBLIGATIONS
                 ----------------------------------------------

          The obligations of Seller under this Agreement to close the transactions contemplated hereunder shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Seller:

     10.1  Accuracy of Representations and Warranties.  The representations
           ------------------------------------------
and warranties of Buyer contained in this Agreement shall be in all material respects true and accurate as of the date hereof and at and as of the date of the Closing as though such representations and warranties were made at and as of such date, and Buyer shall have delivered to Seller a certificate to such effect executed by a duly authorized officer of Buyer.

     10.2  Performance.  Buyer shall have performed and complied with, in
           -----------
all material respects, all of its covenants, agreements, and conditions contained in this Agreement which Buyer must perform or comply with at or prior to the Closing, and Buyer shall have delivered to Seller a certificate to such effect executed by a duly authorized officer of Buyer.

     10.3  Litigation.  No injunction or any similar legal order prohibiting or
           ----------
restraining consummation of the transactions herein contemplated shall be in effect.

     10.4  Wyoming PSC/Colorado PUC. The consent of the Wyoming PSC for Seller
           ------------------------
to sell to Buyer those facilities encompassed by this Agreement which are subject to the Wyoming PSC's jurisdiction, and of the Colorado PUC for Seller to sell to Buyer those facilities encompassed by this Agreement which are subject to the Colorado PUC's jurisdiction, shall have been obtained.

     10.5  HSR Act. All necessary filings and notifications under the HSR
           -------
Act shall have been made, and the waiting period referred to in such Act applicable to the transactions contemplated hereby shall have expired or been terminated.

     10.6  Due Execution and Delivery of Closing Documents. The documents
           -----------------------------------------------
to be executed and delivered by Buyer at the Closing shall have been properly executed and delivered.

     10.7  Legal Matters. All actions, proceedings, instruments and
           -------------
documents required of Buyer to carry out this Agreement and to consummate the transactions contemplated hereby shall have been taken in a manner reasonably satisfactory in form and substance to counsel for Seller.


                              ARTICLE XI - CLOSING
                              --------------------


     11.1  Closing. The closing of the transactions contemplated hereby
           -------
("Closing") shall take place on February 24, 1995, at the offices of Seller in Oakbrook Terrace, Illinois at 10:00 a.m. local time (or at such other place, time or date as the parties may mutually agree in writing). Subject to Section
1.6 hereof, and unless otherwise agreed in writing between the parties, the transfer of title to the Assets from Seller to Buyer shall be effective as of the Closing.

     11.2  Seller's Obligations. At the Closing, Seller shall deliver to
           --------------------
Buyer the following:

     (a)  Conveyancing Documents.  Executed Transfer Documents with respect to
          ----------------------
     the Assets.

     (b)  Services Agreement.  An executed Services Agreement.
          ------------------

     (c)  Remediation Agreement.  An executed Remediation Agreement and payment
          ---------------------
     of the amounts specified in the Remediation Agreement for payment at the Closing in accordance with the Remediation Agreement.

     (d)  Opinion of Counsel.  An opinion of an attorney for Amoco Pipeline
          ------------------
     Company as counsel to Seller in connection with this transaction, dated as of the Closing, addressed to Buyer, substantially in the form of Exhibit J attached hereto and made a part hereof, an opinion of an attorney for Amoco Pipeline Holding Company related to the Guarantee, dated as of the Closing, addressed to Buyer, substantially in the form of Exhibit J1 attached hereto and made a part hereof, and an opinion of an attorney for GATX Pipeline Company related to the Guarantee, dated as of the Closing, addressed to Buyer, substantially in the form of Exhibit J2 attached hereto and made a part hereof.

     (e)  Board Resolutions.  A certified copy of the resolutions of Seller's
          -----------------
     Board of Directors authorizing the transactions contemplated hereunder and under the Transfer Documents.

     (f)  Receipts.  Appropriate receipts for the Purchase Price to be paid by
          --------
     Buyer at the Closing.

     (g)  Certificates.  The certificates referred to in Sections 9.1 and 9.2.
          ------------

     (h)  Acceptance of Transfer.  An executed acceptance of transfer in the
          ----------------------
     form required by the Colorado PUC, and an executed explanation of change in account and transfer of experience rate in the form required by the Wyoming Department of Employment.

     (i)  Drug Testing Records.  Possession of all DOT drug testing records for
          --------------------
     Employees that have accepted offers of full-time or temporary employment from Buyer.

     (j)  Guarantee.  The Guarantee executed by both of Seller's shareholders.
          ---------

     (k)  Computer Contract Payment.  Payment in immediately available funds by
          -------------------------
     bank wire transfer in an account at a national bank located in the United States designated by Buyer, of the actual balance due as of the Closing (supported by reasonable documentation) under that Contract which is item no. 23 on Schedule 1.1(e) hereto, which is presently estimated to be three hundred fifty six thousand, four hundred and seventy three dollars ($356,473) for Buyer's assumption of that Contract which is item no. 23 on
     Schedule 1.1(e) hereto pursuant to the contract assignment and assumption agreement to be executed by the parties pursuant to Section 1.4(d) and
     Article XI hereof.

     Buyer shall give notice to Seller of the account and any other wire transfer instructions at least three (3) days before the day of the Closing.

     (l)  Prorations.  Payment of the amount specified in Section 2.3(b) hereof
          ----------
     in accordance with Section 2.3(b).

     11.3  Buyer's Obligations.  At the Closing, Buyer shall deliver to Seller:
           -------------------

     (a)  Purchase Price.  The Purchase Price in accordance with Article II.
          --------------

     (b)  Services Agreement.  An executed Services Agreement.
          ------------------

     (c)  Remediation Agreement.  An executed Remediation Agreement.
          ---------------------

     (d)  Instruments of Assumption.  Executed Transfer Documents to which Buyer
          -------------------------
     is a party.

     (e)  Non-Simultaneous Exchange.  An executed assignment in the form of
          -------------------------
     Exhibit F attached hereto and made a part hereof.

     (f)  Opinion of Counsel.  An opinion of Stephen M. Hoffner, counsel to
          ------------------
     Buyer, dated as of the Closing, addressed to Seller, substantially in the form of Exhibit K attached hereto and made a part hereof.

     (g)  Board Resolutions.  A certified copy of the resolutions of the Board
          -----------------
     of Directors of Buyer's general partner authorizing the transactions contemplated hereunder and under the Transfer Documents.

     (h)  Certificates.  The certificates referred to in Sections 10.1 and 10.2.
          ------------

     (i)  Acceptance of Transfer.  An executed acceptance of transfer in the
          ----------------------
     form required by the Colorado PUC, and an executed explanation of change in account and transfer of experience rate in the form required by the Wyoming Department of Employment.


                         ARTICLE XII - INDEMNIFICATION
                         -----------------------------


     12.1  Indemnification by Seller.
           -------------------------

     (a) From and after the Closing, but subject to the conditions and limitations set forth in this Agreement, Seller shall indemnify Buyer, together with Buyer's parent companies, shareholders, partners, subsidiaries, affiliates, officers, directors, employees and agents, and defend and hold each of them harmless from and against, any and all costs, claims, damages (including punitive damages), suits, losses, fines, penalties, causes of action, proceedings, judgments (including pre- and post-judgment interest), obligations and liabilities (including reasonable attorneys' fees and consultants' fees incurred in connection with any of the foregoing) asserted against, incurred or required to be paid by Buyer, its parent companies, shareholders, partners, subsidiaries, affiliates, officers, directors, employees or agents (all of the foregoing collectively referred to herein as a "Buyer Loss"), regardless of whether based in whole or in part on strict liability, willful or intentional misconduct, or ordinary or gross negligence of any indemnitee, which arise out of, relate to or are caused by any liability or obligation retained by Seller under this Agreement.

     Seller's obligation of indemnification in this Section 12(a) is subject to the allocation of liability set forth in Article III hereof.

     (b) From and after the Closing, but subject to Section 12.3 hereof, Seller shall indemnify Buyer, together with Buyer's parent companies, shareholders, partners, subsidiaries, affiliates, officers, directors, employees and agents, and defend and hold each of them harmless from and against, any and all costs, claims, damages (including punitive damages), suits, losses, fines, penalties, causes of action, proceedings, judgments (including pre- and post-judgment interest), obligations and liabilities (including reasonable attorneys' fees and consultants' fees incurred in connection with any of the foregoing) asserted against, incurred or required to be paid by Buyer, its parent companies, shareholders, partners, subsidiaries, affiliates, officers, directors, employees or agents, as a result of any claim of adverse possession landowner Richard Cross may make with respect to Related Property at Douglas Station, subject to the following:

          (i) there must be a Buyer Loss attributable to such claim of adverse possession;

          (ii) Buyer must give written notice of such Buyer Loss promptly after Buyer has knowledge of such Buyer Loss, provided that any delay or failure to provide such notice promptly will not limit Seller's liability hereunder except to the extent Seller is damaged or prejudiced by such delay or failure; and

          (iii) Seller's maximum liability under this Section 12(b) shall be twenty five thousand dollars ($25,000).

     12.2  Indemnification by Buyer.  From and after the Closing, but subject to
           ------------------------
the conditions and limitations set forth in this Agreement, Buyer shall indemnify Seller, together with Seller's parent companies, shareholders, subsidiaries, affiliates, officers, directors, employees and agents, and defend and hold each of them harmless from and against, any and all costs, claims, damages (including punitive damages), suits, losses, fines, penalties, causes of action, proceedings, judgments (including pre- and post-judgment interest), obligations and liabilities (including reasonable attorneys' fees and consultants' fees incurred in connection with any of the foregoing) asserted against, incurred or required to be paid by Seller, its parent companies, shareholders, subsidiaries, affiliates, officers, directors, employees or agents, regardless of whether based in whole or in part on strict liability, willful or intentional misconduct, or ordinary or gross negligence of any indemnitee, which arise out of, relate to or are caused by:
(a) the breach of any representation, warranty, covenant or other obligation of Buyer contained in this Agreement, including but not limited to the Remediation Agreement and the contract assignment and assumption agreement to be executed by the parties pursuant to Section 1.4(d) and Article XI hereof; (b) any duty, liability or obligation assumed or had by Buyer pursuant to Section 3.1, Section 3.2, Section 3.3 or Section 8.2(g) hereof, or pursuant to the Remediation Agreement or pursuant to the contract assignment and assumption agreement to be executed by the parties pursuant to Section 1.4(d) and Article XI hereof; (c) the ownership, use, maintenance, condition or operation of the Assets by Buyer from and after the Closing (except to the extent relating to or arising from the breach by Seller of any representation, warranty, covenant or other obligation of Seller contained in this Agreement); or (d) liabilities or obligations to the extent attributable to (i) actions of Buyer or its agents, consultants or representatives in the implementation or performance of the Agreed Remediation Plan or the 3.1(d) Remediation Plan, as they may be modified with the consent of Buyer and Seller, or (ii) any failure by Buyer to implement the Agreed Remediation Plan or the 3.1(d) Remediation Plan, as they may be modified with the consent of Buyer and Seller, in accordance with the time schedules set forth in such plans, or negligence in the performance of the Agreed Remediation Plan or the 3.1(d) Remediation Plan, as they may be modified with the consent of Buyer and Seller.

     It is understood and agreed that Buyer's obligation to indemnify Seller, its parent companies, shareholders, subsidiaries, affiliates, officers, directors, employees and agents as set forth above in this Section 12.2 shall survive the Closing without limit as to time or amount, except as limited by Sections 3.2(f) and 3.3 hereof. Buyer's obligation of indemnification in this
Article XII is subject to the allocation of liability set forth in Article III hereof.

     12.3  Procedure for Third Party Claims.
           --------------------------------

     (a) If any third party shall notify Seller or Buyer (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against the other party under this Agreement (the "Indemnifying Party") then the Indemnified Party shall notify the Indemnifying Party thereof promptly in writing; provided, however, that,
                                                     --------  -------
     subject to Article III, no delay in giving notice of such matter shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby damaged or the defense of any matter for which indemnification is claimed is prejudiced. The Indemnifying Party shall notify the Indemnified Party in writing within fifteen (15) days of receiving such notice whether the Indemnifying Party accepts responsibility for such matter. If (i) the Indemnified Party does not receive timely written notice that the Indemnifying Party accepts responsibility for such matter, or (ii) if the Indemnifying Party accepts responsibility but fails to diligently defend the Indemnified Party in such matter, or (iii) if in the reasonable opinion of the Indemnified Party the Indemnifying Party may lack the financial resources necessary to comply with its indemnity obligations in connection with such matter, then the Indemnified Party may defend against or enter into any settlement with respect to, such matter as it deems appropriate without relieving the Indemnifying Party of any of its indemnification obligations with respect to such matter. If the Indemnifying Party assumes responsibility for the matter, then (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel and consultants of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnifying Party shall have, subject to this Section 12.3, exclusive control of the defense and settlement of the matter, (C) the Indemnified Party may retain separate co-counsel and consultants at its sole cost, and (D) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto at no cost to, and with no actions required by and no future obligations imposed on, the Indemnified Party except for such as may be agreed to in writing by the Indemnified Party.

     (b) The Indemnified Party and the Indemnifying Party shall use their reasonable efforts to cooperate, without prejudice to any rights they may have against each other, in the compromise or defense of any third party claim which is not entirely subject to indemnification by a single Indemnifying Party.

     12.4  Exclusive Remedy.  The provisions of this Article XII, the provisions
           ----------------
of Article III, and the corresponding provisions in the Transfer Documents, if any, are intended to be the exclusive remedy between the parties for the matters covered by such provisions, and no party shall seek recovery from the other party with respect to such matters under theories of strict liability, negligence or other theory of recovery, whether under contract (other than under this Article XII, Article III or the corresponding provisions of any Transfer Document) or tort or at law or in equity.


                         ARTICLE XIII - BULK SALES LAW
                         -----------------------------


     Buyer hereby waives compliance by Seller with any bulk sales law which may be applicable.


                           ARTICLE XIV - TERMINATION
                           -------------------------


     14.1  Grounds for Termination.  This Agreement may be terminated at any
           -----------------------
time prior to the Closing:

     (a)  By the mutual written agreement of Seller and the Buyer;

     (b) By Seller or by Buyer if the purchase and sale contemplated hereby shall not have closed by March 15, 1995, if the failure to close on or before such date is not caused by any fault of the party electing to terminate pursuant to this Section 14.1(b);

     (c) By Seller or by Buyer if the purchase and sale of the Assets would violate any nonappealable final order, decree or judgment of any United States court or governmental body having competent jurisdiction;

     (d)  By notice from Seller to Buyer or Buyer to Seller pursuant to Section
     1.7 hereof, electing to terminate this Agreement; or

     (e) By notice from either party to the other if the conditions to such party's obligations to close as set forth in Article IX and X, respectively, are not satisfied or waived on or prior to the scheduled date for the Closing.

     14.2  Effect of Termination.  If this Agreement is terminated by Seller or
           ---------------------
by Buyer as permitted under Section 14.1 hereof, such termination shall not terminate (i) the rights or remedies of either party with respect to the breach of any provision of this Agreement prior to termination, including breach of the obligation to close, or (ii) the obligations of the parties under the Confidentiality Agreement.

                                 ARTICLE XV - MISCELLANEOUS
                                 --------------------------

     15.1  Further Assurance.
           -----------------

     (a) After the Closing, Seller shall from time to time, at Buyer's request and without further cost to Buyer, prepare, execute and deliver to Buyer such other instruments of conveyance and transfer (including without limitation, additional assignments suitable for recording) and take such other action (including but not limited to delivery of possession of Assets for which title has passed hereunder) as Buyer may reasonably request so as more effectively to sell, transfer, assign, deliver and vest in Buyer title to and possession of the Assets as provided in this Agreement, and to implement the covenants hereunder that are to be performed by Seller after the Closing.

     (b) After the Closing, Buyer shall from time to time, at Seller's request and without further cost to Seller, prepare, execute and deliver to Seller such other instruments of assumption and take such other action as Seller may reasonably request so as to more effectively assume the contracts, agreements, leases and commitments assumed by Buyer hereunder and to implement the covenants hereunder that are to be performed by Buyer after the Closing.

     15.2  Brokers.  Each of the parties hereto represents and warrants to the
           -------
other that no broker or finder has acted on its behalf in connection with the transactions contemplated by this

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

Agreement. Each of the parties agrees to indemnify, defend and hold the other party harmless, in accordance with the provisions of Article XII hereof, from any claim or demand for any commission, compensation or other payment by any broker, finder or similar agent claiming to have been or that was in fact employed by or on behalf of the first party.

     15.3  Costs.  Whether or not the transactions contemplated hereby are
           -----
consummated, each party shall pay its own respective costs (including, without limitation, the fees, disbursements and costs of its attorneys, accountants and consultants if any) in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, except as otherwise provided in this Agreement.

     15.4  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

     15.5  Schedules.  All Schedules and Exhibits attached hereto, with the
           ---------
exception of Exhibit H (the Services Agreement), are incorporated herein and expressly made a part of this Agreement as fully as though completely set forth herein.

     15.6  Waiver.  The failure of any party at any time or times to enforce or
           ------
require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same. No waiver by any party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty contained in this Agreement. Any waiver of an obligation, agreement or condition contained herein shall be valid and effective only if in writing and signed by the party to whom such compliance is owed.

     15.7  Confidentiality Agreement.  The letter agreement entered into between
           -------------------------
Seller and Buyer, dated April 6, 1992 relating to disclosure of Seller information pertaining to the Assets (the "Confidentiality Agreement"), shall terminate as of the Closing or according to its terms, whichever shall last occur. From and after the Closing, Seller shall, and shall cause its shareholders and the employees, agents and representatives of Seller and its shareholders to not disclose to any third party not affiliated with Seller any information regarding the Assets or the operation thereof in such party's possession, except to the extent required by applicable law or court order.

     15.8  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed effective and given only upon receipt, when delivered personally, by facsimile transmission, by overnight courier, by telex or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

          If to Seller to:  Wyco Pipe Line Company
                            Attn.:  Manager, Business Development
                            One Mid America Plaza, Suite 300
                            Oakbrook Terrace, IL  60181-4723
                            Facsimile No.:  (708) 990-4985

          with a copy to:   GATX Terminals Corporation
                            Attn.:  President
                            500 West Monroe Street
                            Chicago, IL  60661-3676
                            Facsimile No.:  (312) 621-6647

          If to Buyer to:   Kaneb Pipe Line Operating Partnership, L.P.
                            Attn:  Edward D. Doherty
                            2435 North Central Expressway
                            Suite 700
                            Richardson, Texas 75080
                            Facsimile No.:  (214) 699-1894

          with copies to:   Kaneb Pipe Line Operating Partnership, L.P.
                            Attn: Leon B. Hutchens
                            100 N. Broadway, Suite 550
                            Wichita, Kansas 67202
                            Facsimile No.:  (316) 262-0726
          and
                            Kenneth L. Stewart, Esq.
                            Fulbright & Jaworski
                            2200 Ross Avenue
                            28th Floor
                            Dallas, Texas 75201
                            Facsimile No.:  (214) 855-8200

     15.9  Entire Agreement.  This Agreement, including the Schedules and
           ----------------
Exhibits hereto, the Transfer Documents, the Confidentiality Agreement and the letter agreement relating to the two mortgages on the Mule Creek Station Related Property constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties relating to the subject matter hereof. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or in the Schedules and Exhibits hereto or in the Transfer Documents or the Confidentiality Agreement. No supplement, modification, waiver or termination of this Agreement or any Schedule or Exhibit shall be binding unless executed in writing by the party to be bound thereby.

     15.10  Severability.  If any provision of this Agreement shall hereafter be
            ------------
held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to come as close as possible in its effects to the invalid or unenforceable provision, failing which, it shall be ineffective to the extent of such invalidity or unenforceability only, with the balance of the provision and of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances, or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

     15.11  Knowledge.  Except as otherwise specifically provided for herein,
            ---------
whenever a matter is expressed "to the knowledge of" a party or to a party's "knowledge", or whenever it is said that a party has or does not have "knowledge" of a matter, such knowledge shall mean to the knowledge as of the date of this Agreement (and as of the Closing with respect to the truth and accuracy of the representations and warranties set forth in this Agreement to be certified pursuant to Sections 9.1 and 10.1), of the directors, officers and employees of the party serving in such capacities as of the date of this Agreement (and as of the Closing with respect to the truth and accuracy of the representations and warranties set forth in this Agreement to be certified pursuant to Sections 9.1 and 10.1) and, with repect to Seller, those persons listed on Schedule 5.1.

     15.12  Transfer.  Seller and Buyer shall cooperate and take such action as
            --------
may be reasonably requested by the other to effect an orderly transfer of the Assets with a minimum of disruption to the operations of the parties and their employees.

     15.13  Publicity.  Any public announcements with respect hereto or the
            ---------
transactions contemplated hereby shall be made at such time and in such manner as Seller and Buyer shall mutually agree; provided, however, that nothing herein shall prevent any party from making such public announcements as such party may consider necessary to satisfy such party's legal or contractual obligations but in such event the party intending to make such disclosure shall advise the other party in advance of such disclosure and provide such other party with a copy of the text of the information to be disclosed; and further provided that nothing in this Section

15.13 shall in any way limit or restrict Seller's or Buyer's communications with its employees, customers, or suppliers.

     15.14  Assignment.  Except for
            ----------
            (i) an assignment by Seller in connection with a Non-Simultaneous Exchange, as referred to in Section 2.5 hereof, which Seller may make at its election, and

            (ii) an assignment by Buyer of this Agreement in its entirety only (prior to the Closing) or in whole or in part (after the Closing), to any entity that controls, is controlled by or is under common control with Buyer (an "Affiliate"), which Buyer may make at its election, provided that Buyer shall not be relieved thereby of its obligations hereunder, neither party to this Agreement shall assign this Agreement, directly or indirectly, or any part thereof without the prior written consent of the other party, and any attempt to do so will be of no force or effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. For purposes of the foregoing, "control" shall mean ownership of more than fifty percent (50%) of the issued voting rights or interests of the entity or entities in question.

     15.15  Captions.  The captions in this Agreement are for convenience only
            --------
and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     15.16  Gender.  Whenever appropriate herein, the singular number shall
            ------
include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

     15.17  No Third Party Beneficiaries.  Nothing in this Agreement shall
            ----------------------------
entitle any person other than Seller or Buyer and their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

     15.18  Governing Law.  This Agreement and the legal relations between the
            -------------
parties shall be governed by and construed in accordance with the law of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     15.19  Force Majeure.  Neither party shall be liable to the other for
            -------------
failure to carry out the terms and provisions of this Agreement to the extent such failure arises out of, relates to or is caused by strikes, fire, acts of God, or other causes, whether similar or dissimilar to the foregoing, beyond the reasonable control of such party.

     15.20  Telecopy Execution and Delivery.  A facsimile, telecopy or other
            -------------------------------
reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

                              WYCO PIPE LINE COMPANY


                              By:  /s/ TM Brogan
                                   --------------------------------
                              Title:        Director
                                     --------------------------


                              KANEB PIPE LINE OPERATING
                              PARTNERSHIP, L.P.
                              By Kaneb Pipe Line Company,
                              General Partner



                              By:  /s/ Edward D. Doherty
                                    ----------------------------------
                              Title:         Chairman
                                     ---------------------------